As filed with the Securities and Exchange Commission on July 13, 1999
                                                      Registration No. 33- ____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                            CASE RECEIVABLES II INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      6153                         76-0439709
(State of Incorporation     (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)     Identificaiton No.)

                                475 Half Day Road
                          Lincolnshire, Illinois 60069
                                 (847) 955-0228
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Richard S. Brennan
                          General Counsel and Secretary
                                Case Corporation
                                700 State Street
                             Racine, Wisconsin 53404
                                 (414) 636-6011
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

           Robert F. Hugi                                Jeffrey S. O'Connor
        Mayer, Brown & Platt                               Kirkland & Ellis
     190 South LaSalle Street                          200 East Randolph Drive
   Chicago, Illinois 60603-3441                        Chicago, Illinois 60601
         (312) 782-0600                                     (312) 861-2000

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                         Proposed      Proposed
                                          Maximum       Maximum
  Title of Each             Amount       Offering      Offering      Amount of
Class of Securities         to be         Price         Price      Registration
 to be Registered         Registered    Per Unit(1)    Price(1)         Fee
-------------------------------------------------------------------------------
Asset Backed
Securities..............  $1,000,000       100%       $1,000,000        $278
===============================================================================

(1)    Estimated solely for the purpose of calculating the registration fee.
                              -----------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT
SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED ______________


                                   PROSPECTUS
                        Case Equipment Receivables Trusts
                               Asset Backed Notes
                            Asset Backed Certificates

                            Case Receivables II Inc.
                                     Seller
                             Case Credit Corporation
                                    Servicer


                            The Trusts--
Consider carefully the
risk factors beginning      o  We (Case Receivables II Inc.) will form a new
on  page 4 in this             trust to issue each series of securities
prospectus and in your         offered by this prospectus.
prospectus supplement.         The assets of each trust:

                            o  The assets of each trust:
                               o  will be those described below and will
                                  primarily be a pool of receivables of one or more of the following types:

Notes in your series              -  retail installment sale contracts or
represent obligations                loans secured by   new or used
only of the trust that               agricultural and construction or other
issues them. Certificates            equipment,
in your series will
represent beneficial              - leases of similar equipment,
interests only in the
trust that issues them.           - term loans to eqipment dealers secured
No one else is liable               by rental equipment, rolling stock or
for the payments due                computer systems, and
on your securities.
                                  - unsecured term loans to equipment dealers.

                               o  will also include interests in financed or
                                  leased equipment, proceeds from claims on
                                  related insurance policies, and amounts
This prospectus may be            on deposit in specified bank accounts and
used to offer and sell            may also include other credit enhancements.
any series of securities
only if accompanied by the    The Securities--
prospectus supplement
for that series.              o  will  be   asset-backed   securities issued
                                 periodically in designated series of one or more classes.

                              o if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.


             Neither the SEC nor any state securities commission has
                approved these securities or determined that this
                   prospectus is accurate or complete. Any
                    representation to the contrary is a
                              criminal offense.

                         ------------- ----, -------

              Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement

          We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

         o      the timing of interest and principal payments;

         o      the priority of interest and principal payments;

         o      financial and other information about the receivables;

         o      information about credit enhancement for each class;

         o      the ratings of each class; and

         o      the method for selling the securities.

         If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

        We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                           Page

Summary: Overview of Transactions............................................3

Risk Factors.................................................................4
      You will bear the reinvestment
      risk and other interest rate risk if
      receivables are prepaid,
      repurchased or extended................................................4
      Our bankruptcy or the
      bankruptcy of Case Credit
      Corporation may cause payment
      delays or losses.......................................................5
      Bankruptcy of an equipment
      dealer or broker may cause
      payment delays or losses...............................................6
      Possible liability for third party
      claims may cause payment delays
      or losses..............................................................7
      Defaults on the receivables may
      cause payment delays
      or losses..............................................................8

Characteristics of the Receivables...........................................8

Selection Criteria...........................................................8
   Payment Terms............................................................11
   Insurance................................................................12
   Extension Procedures.....................................................12
   Terms of Leases..........................................................12

Origination of Receivables..................................................13
   Credit Approval Process..................................................14
   Loan/Lease-to-Value Ratio................................................15
   Dealer Agreements........................................................16
   Delinquencies, Repossessions and
      Net Losses............................................................16

Use of Proceeds.............................................................17

Important Parties...........................................................17
   Case Receivables II Inc..................................................17
   Case Credit Corporation..................................................17
   Case Corporation.........................................................18
   The Trustee..............................................................19
   The Indenture Trustee....................................................19

Description of the Notes....................................................19
   Principal and Interest on
   the Notes................................................................20

The Indenture...............................................................20

Description of the Certificates.............................................25

Administrative Information About
the Securities..............................................................26
   Denominations............................................................26
   Fixed Rate Securities....................................................26
   Floating Rate Securities.................................................26
   Indexed Securities.......................................................27
   Book-Entry Registration..................................................28
   Definitive Securities....................................................32
   List of Securityholders..................................................33
   Reports to Securityholders...............................................34

Description of the Transaction
Agreements..................................................................36
   Commercial Paper Program.................................................36
   Additional Sales of
   Receivables..............................................................38
        Accounts............................................................39
   Servicing Procedures.....................................................41
   Collections..............................................................42
   Servicing Compensation...................................................43
   Rights Upon Servicer Default.............................................44
      Waiver of Past Defaults...............................................45
   Amendment................................................................45
   Payment of Notes.........................................................46
   Termination..............................................................46
   Administration Agreement.................................................46

Credit and Cash Flow
Enhancement.................................................................47

Legal Aspects of the
Receivables.................................................................48
   Bankruptcy Considerations
   Relating to Case Credit..................................................48
   Bankruptcy Considerations
      Relating to Dealers...................................................50
   Perfection and Priority With
      Respect to Receivables................................................50
   Security Interests in Financed
      Equipment.............................................................50
   Security Interests in Leased
      Equipment.............................................................52
   Bankruptcy Considerations
      Relating to a Lessee..................................................53
   Repossession.............................................................54
   Notice of Sale; Redemption Rights........................................55
   Uniform Commercial Code
      Considerations........................................................55
   Vicarious Tort Liability.................................................55

   Deficiency Judgments and Excess
      Proceeds; Other Limitations...........................................56
      U.S. Federal Income Tax
      Consequences..........................................................57
   Tax Characterization of
   the Trust................................................................58
   Tax Consequences to Holders of
      the Notes.............................................................59
   Tax Consequences to Holders of
      the Certificates......................................................62

Illinois State Tax Consequences.............................................69
      Treatment of the Notes................................................70
   Classification of Trust as a
      Partnership...........................................................70
   Treatment of Nonresident
      Certificateholders....................................................70
   Risks of Alternative
      Characterization......................................................71

ERISA Considerations........................................................71

Plan of Distribution........................................................72

Legal Opinions..............................................................72

Where You Can Find More
   Information..............................................................73

Index of Terms..............................................................75

                        Summary: Overview of Transactions

 _____________                 _____________
|             |               |    Case     |            (       )
| Case Credit | Receivables   |Receivables  |Receivables ( Trust ) Securities
| Corporation |-------------> |   II Inc.   |----------->(       ) ---------->
|_____________|               |_____________|



Each series of securities will be issued by a separate trust and will include:

o  one or more classes of notes, representing debt of the trust; and

o one or more classes of certificates, representing ownership interests in the trust.

Payments on the certificates issued by a trust will be junior in priority to payments on the related notes. In addition, if a series includes two or more classes of notes or two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amount of distributions in respect of principal or interest. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

The primary assets of each trust will be a pool of receivables. Each trust will also include spread accounts or other credit enhancements for the benefit of some or all of the trust's securities.

We will sell receivables to each trust on the issuance date for that trust's securities. In addition, to the extent described in the related prospectus supplement, each trust will have a pre-funding period. In that case, a portion of the cash raised from the sale of the related securities will be placed in a pre-funding account. The trust will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than six months.

Each trust's receivables will be originated directly or indirectly by Case Credit. We will buy those receivables from Case Credit either directly or indirectly through another of its subsidiaries. Case Credit continues to service receivables that are transferred to trusts under one of the agreements entered into by each trust, subject to removal upon specified servicer defaults. Case Credit also acts as administrator for each trust.

                                  Risk Factors

     You should consider the following risk factors in deciding whether to purchase the securities.


You will bear the           The principal payment on any series of securities on
 reinvestment risk and      any payment date will depend mostly upon the amount
 other interest rate        of collections received on that trust's receivables
 risk if receivables are    during a related collection period. As a result,
 prepaid, repurchased       the rate at which payments on the receivables are
                            received will affect the rate at which principal is paid on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

                            o Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayments of agricultural equipment retail installment sale contracts or loans, which will make up a substantial portion of the receivables in many trusts, have historically tended to increase during periods in which farmers have strong cash flows. However, prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

                             o We or the servicer of the receivables may be required to repurchase one or more receivables from a trust. In that case the repurchase price received by the trust will be treated like a prepayment of the receivable. This would happen if we or Case Credit have made inaccurate representations about a receivable or the servicer violated specified servicing obligations.

                              o The servicer may purchase all of a trust's
                                receivables after they have paid down to 10% of their aggregate balance when they were transferred to the trust. In this case, the purchase price received by the trust will be treated like a prepayment of the remaining receivables.


                              Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised by the servicer, which may lengthen the average life of the related securities.

                              You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your trust. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your security could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your security could result in an actual yield that is less than the anticipated yield.

Our bankruptcy or the         Case Credit Corporation will sell receivables to
   bankruptcy of Case         us, and we will in turn sell receivables to each
   Credit Corporation         trust.  However, a court could conclude that we or
   may cause payment          Case Credit Corporation effectively still own the
   delays or losses.          This receivables supporting any series of
                              securities. This could happen because the court concludes either that the sales referred to above were not "true sales" or that we or the trust should be treated as the same person as Case Credit Corporation or the trust should be treated as the same person as us for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

                              o the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

                              o  tax or government liens on Case Credit
                                 Corporation's or our property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the securities;

                              o rejection by Case Credit or its bankruptcy trustee of any lease that was deemed to be a "true lease," which would result in the termination of scheduled payments under that lease; or

                              o the fact that the trust might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by Case Credit Corporation at the time that a bankruptcy proceeding begins.

Bankruptcy of an
equipment dealer or           A substantial portion of the receivables was
broker may cause              originated by equipment dealers or brokers and
payment delays or             purchased by Case Credit Corporation. A portion of
losses.                       those receivables provide for recourse to the
                              originating broker or dealer for defaults by the obligors. In addition, Case dealers have the right to repurchase at any time the receivables they sell to Case Credit.

                              In the event of a dealer or broker's
                              bankruptcy, a creditor or bankruptcy trustee of the dealer or broker or the dealer or broker itself might assert that the sales of receivables to Case Credit are loans to the dealer or broker secured by the receivables. Such an assertion could result in payment delays and, if successful, losses on the affected receivables. In those circumstances, a dealer or broker or its bankruptcy trustee might also be able to reject any leases originated by the dealer or broker that were deemed to be "true leases," resulting in the termination of scheduled payments under those leases.


Possible liability for        The sales of receivables from Case Credit to us
third party claims may        and from us to each trust are intended to reduce
cause payment delays          the possibility that cash flows from the
or losses.                    receivables will be subject to claims
                              other than the rights of investors in the related securities and of the parties to the applicable transaction agreements. However, to the extent that Case Credit or a dealer or broker violates federal or state consumer protection laws applicable to the receivables, a trust could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the trust.
                              However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your trust.

                              Similarly, as to any trust that holds any equipment subject to leases, state laws differ as to whether anyone suffering any injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. If applicable law permits an action, and that action is successful, the related trust and its assets may be subject to liability to any injured party. You could experience delays or reductions in payments on your securities if liability of this type were imposed on your trust, and the coverage provided by any available insurance is insufficient to cover that loss.

Defaults on the               You will rely primarily upon collections on the
receivables may cause         receivables in your trust for payments on your
payment delays or             securities. Your securities may have the benefit
losses.                       of a spread account, subordination of one or more
                              other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments due to you or may not ultimately receive all interest and principal due to you.

                     Characteristics of the Receivables

         We will provide information about each trust's pool of receivables in the related prospectus supplement. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and contract value of the receivables and the geographic distribution of the receivables.

Selection Criteria

         We will select receivables to sell to each trust using several criteria. These criteria will include that each receivable transferred to a trust must:

                  (1) be secured by new or used agricultural, construction or other equipment, or be leases of such equipment, except that receivables that are term loans to equipment dealers may be secured by other collateral or not be secured;

                  (2) be originated in the United States;

                  (3) provide for payments that fully amortize the amount financed over its original term to maturity-which payments may, in the case of any lease, include a termination value similar to a final balloon payment payable by either the lessee or the dealer that originated the lease;

                  (4) not be a non-performing receivable and not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the trust or other material default outstanding; and

                  (5) not have an obligor that is shown in Case Credit's records as being the subject of a bankruptcy proceeding.

         Additional criteria for any particular trust's receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables for your trust.

         Each trust's receivables may include receivables with respect to which the initial payment has not been made. They may also include interest waiver receivables, under which interest does not begin to accrue for a designated time period, as well as receivables originated through special interest rate financing programs.

          If so specified in the related prospectus supplement, the receivables to be held by a trust may include receivables satisfying the applicable criteria which were purchased by Case Credit from Tenneco Credit Corporation out of the $1.2 billion pool of retail receivables retained by Tenneco Credit Corporation in connection with the acquisition by Case Corporation and its subsidiaries of the farm and construction equipment business of subsidiaries of Tenneco Inc. on June 23, 1994. Except to the extent otherwise provided in the related prospectus supplement, all discussion in this prospectus relating to the receivables will apply equally to any receivables purchased by Case Credit from Tenneco Credit Corporation.

Interest and Amortization Types

         A trust's receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans or retail installment contracts have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including leases, may not disclose an explicit interest rate, but they have an implicit interest rate that Case Credit uses to calculate the periodic rental payments in a way similar to the way that it calculates periodic installment payments under a retail installment contract or retail installment loan.

         All of the receivables in each trust will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

         Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78's. (See box.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

         Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

------------------------------------------------------------------------------
     Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed,
     multiplied by the annual interest rate, multiplied by an
     appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be 1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.
------------------------------------------------------------------------------
     Under a rule of 78's receivable, the interest component of each installment is determined using a method equivalent to the rule of 78's. The rule of 78's is a method of calculating the unearned portion of the precomputed finance charge on receivables
     repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78)
     bears to 78.
------------------------------------------------------------------------------

         If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivables is determined based upon whether the receivable is an actuarial receivable or a rule of 78's receivable and the requirements of the law of the state where the obligor is located.

         The amount of the rebate under a rule of 78's receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

Payment Terms

        Case Credit offers receivables with a variety of repayment or rental schedules tailored to the applicant's anticipated cash flows, such as annual, semi-annual, quarterly and monthly payments. Receivables secured by construction equipment are normally financed with equal monthly payments. However, obligors can select a "skip payment" schedule, under which payments in up to three predetermined consecutive months are "skipped" to coincide with slow work periods. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period. Obligors can only make this election at the time the receivable is originated.

Insurance

         Obligors are required to obtain and maintain physical damage insurance with respect to the financed or leased equipment and, in the case of a lease, liability insurance with respect to the leased equipment. Dealers that sell receivables to Case Credit are responsible for verifying physical damage insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer will be responsible for any resulting loss. At the time the receivable is originated, Case Credit offers customers physical damage insurance and life insurance that can be financed under the receivable.

Extension Procedures

         Case Credit may agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor's cash flow. In an extension, Case Credit moves one or more payments to a future date, which may be before or after the original final maturity of the receivable. Case Credit charges obligors an extension fee, which is usually payable at the time a receivable is extended. The extension fee is generally equal to interest accrued on the unpaid balance of the receivable during the period that payments are not required to be made as a result of the extension. Any extension fees paid in connection with receivables sold to a trust will be paid to that trust.

Terms of Leases

         The leases transferred to the trusts will call for two kinds of payments: rental payments that are due periodically during the term of the lease; and a termination value payment. Under the leases, the lessee's obligation to make rental payments is absolute and unconditional, without set-off or counterclaim, and notwithstanding any damages to, or loss of, the leased equipment or any other event. However, lessees are not required to make termination value payments. Instead, the lessee has the option to purchase the leased equipment at the end of the lease term for an amount equal to the termination value payment.

         The termination value payment is in an amount generally equal to the portion of the original equipment cost that has not been amortized through the principal component of the periodic rental payments. If a lessee does not elect to purchase the leased equipment at the end of the lease term, then, under the leases that are eligible to be transferred to trusts, the dealer that originated the lease is required to pay the termination value payment and entitled to obtain the equipment from the lessee. In no case will a trust or Case Credit, as servicer for any trust, obtain possession of any leased equipment or be entitled to the proceeds from the sale of such equipment, other than termination value payments and proceeds of equipment that is repossessed in a default situation. Consequently, no securities offered by this prospectus will rely for their payment on the residual value of leased equipment.

                         Origination of Receivables

         Case Credit originates receivables that may be sold to the trusts in several ways:

         o It purchases retail installment contracts and leases from dealers in agricultural, construction and other equipment manufactured or otherwise distributed by Case Corporation and other equipment not distributed by Case Corporation. As of December 31, 1998, there were approximately 1,000 independently owned Case dealer outlets in the United States.

         o It finances retail installment contracts and leases originated through one retail outlet directly owned by Case which are immediately assigned to Case Credit.

         o It purchases retail installment contracts, retail installment loans and leases from other dealers and through brokers in agricultural, construction and other equipment.

         o It makes, or may in the future make, retail installment loans directly to purchasers of agricultural, construction and other equipment.

         o It makes term loans directly to equipment dealers. These include loans secured by rental equipment, rolling stock and computer systems and unsecured loans.

         Case Credit finances the following categories of equipment:

-------------------------------------------------------------------------------
Agricultural        equipment:tractors, combines, cotton pickers,
equipment:          soil management equipment, planting and seeding
                    equipment, hay and forage equipment, crop care
                    equipment (such as sprayers and irrigation
                    equipment) and other related equipment
-------------------------------------------------------------------------------
Construction        excavators, backhoes, wheel loaders, skid steer loaders,
equipment:          tractor loaders, trenchers, Horizontal directional drilling equipment, telescopic handlers, forklifts, compaction
                    equipment, crawlers, cranes and other related equipment
-------------------------------------------------------------------------------
Other equipment:    trucks, commercial vehicles, forestry equipment, mining
                    equipment, trailers, all-terrain vehicles, snowmobiles, snow grooming equipment and marine vessels; however, receivables relating to all-terrain vehicles, snowmobiles and marine
                    vessels will collectively make up less than 10% of the
                    assets of each trust
-------------------------------------------------------------------------------

Credit Approval Process

         Case Credit requires each prospective customer to complete a credit application that lists the applicant's liabilities, income, credit history and other demographic and personal information. This information is obtained by a dealer or Case Credit, and in either case is sent to one of four regional finance offices maintained by Case Credit. The regional finance office then processes this information and obtains additional information to evaluate the prospective customer's creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, Case Credit obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, Case Credit obtains audited or certified financial statements of the applicant.

         As part of the credit review process for retail installment contracts, retail installment loans and leases, Case Credit analyzes data regarding the applicant and additional information using a credit scoring model. Case Credit uses a credit scoring model that was developed for Case Credit by Fair, Isaac and Company, Inc. Case Credit periodically evaluates credit scoring and may utilize a different credit scoring model for trucks. The models are based on Case Credit's experience using variables that historically have been predictive of future loan performance. The credit score is not determinative. The final credit decision is a subjective determination based on all of the information gathered. Case Credit also maintains at least a five-year loan history on all past and present customers it reviews.

         Case Credit evaluates creditworthiness based on criteria established by its management. It uses the same credit criteria for retail installment contracts, retail installment loans and leases and similar credit criteria for dealer loans. It also uses the same credit criteria regardless of which of its regional finance offices reviews the application and whether the related receivable will be purchased by Case Credit from a dealer, assigned by Case to Case Credit or take the form of a direct loan by Case Credit to an equipment purchaser.

Loan/Lease-to-Value Ratio

         The maximum amount that Case Credit will finance under a retail installment contract, retail installment loan or lease varies based on the obligor's credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. The amount financed is calculated as a percentage of the value of the related equipment, which may not exceed 105% unless an authorized senior credit manager specifically approves an exception to this limit. For this purpose, the value of new equipment is based on the dealer's cost plus freight charges. The value of used equipment is based on the equipment's "as-is" value reported in the most recent edition of the North American Equipment Dealers Association guidebook or other comparable guidebook.

         Exceptions to the 105% limit are unusual. Case Credit makes exceptions only when the senior credit manager has determined that the obligor will be able to cover the excess on the basis of the obligor's overall financial condition, as opposed to from the value of the equipment. There is no overall limit on the ratio that may be approved by a senior credit manager. The limit in each case would be based upon the senior credit manager's judgement about the obligor's overall financial condition.

         Case Credit continues to operate under its traditional guidelines and practices for loan/lease to asset value ratios. Consequently, we do not believe that those ratios should reasonably be expected to cause any trust to have credit loss and repossession experience materially different from the historical experience reflected in the related prospectus supplement.

         The maximum amount that Case Credit will finance under a dealer loan is generally based upon an analysis of the dealer's overall financial condition, in addition to the value of any collateral. Consequently, there are no requirements as to the relationship between the amounts of these types of loans and the value of any collateral.

         Any equipment securing a receivable or leased under a receivable depreciates in value over time. However, Case Credit's practice is to provide for repayment schedules under the receivables that will generally result in the outstanding principal balance of a receivable at any time in its life being less than the anticipated value of the equipment at the time.

Dealer Agreements

         Some of the receivables that Case Credit buys from dealers provide for recourse to the dealer if the obligor defaults on the receivable. A portion of the receivables that Case Credit purchases from Case dealers provide for recourse to the dealer through a reserve account maintained by the dealer with Case Credit in which the dealer is required to maintain amounts on deposit. Case Credit will assign to us, and we will assign to the trusts any rights to recourse against dealers, except for recourse to the dealers' reserve accounts. The level of recourse to dealers varies, and in some cases a dealer's recourse obligation is contingent upon Case Credit obtaining the related equipment from the obligor and presenting it to the dealer.

         Even when Case Credit purchases a receivable without recourse to the dealer for obligor defaults, the selling dealer makes limited representations and warranties about the receivables. Case Credit will assign to us, and we will assign to the trusts, any rights against dealers arising as a result of a breach of these representations and warranties.

         We make no representation as to the financial condition of any of the dealers or about their abilities to perform any repurchase obligations that may arise.

Delinquencies, Repossessions and Net Losses

         We provide you with historical information concerning delinquencies, repossessions and net losses on the entire portfolio of receivables serviced by Case Credit in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

                              Use of Proceeds

         Each trust will apply the net proceeds from the sale of its securities to buy receivables from us and to make deposits in various trust accounts, including any pre-funding account for that trust. We will use that portion of the net proceeds paid to us to repay outstanding indebtedness under our asset-backed commercial paper facility or to purchase related receivables from Case Credit.

                             Important Parties

Case Receivables II Inc.

         We will sell receivables to each trust. We are a wholly-owned subsidiary of Case Credit and were incorporated in the State of Delaware on June 15, 1994. We were organized for the limited purpose of buying receivables from Case Credit, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 475 Half Day Road, Suite 200, Lincolnshire, Illinois 60069, and our telephone number is (847) 955-1002. You can find information about our legal separateness from Case Credit, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under "Legal Aspects of the Receivables - Bankruptcy Considerations Relating to Case Credit."

Case Credit Corporation

         Case Credit Corporation, a Delaware corporation (often referred to as "Case Credit"), will service the receivables owned by each trust. Case Credit is a wholly owned finance subsidiary of Case Capital Corporation which is a wholly owned subsidiary of Case Corporation. Case Credit and its wholly owned Canadian and Australian operating subsidiaries provide and administer financing for the retail purchase or lease of new and used agricultural, construction, and other equipment and other new and used agricultural and construction equipment. Case offers various retail financing to end-use customers through Case Credit to facilitate the sale of its products in the United States, Canada and Australia. However, the trusts will include only receivables of obligors located in the United States.

         Case Credit's business principally involves purchasing retail installment sale contracts from equipment dealers, including Case and non-Case dealers. In addition, Case Credit facilitates and finances the sale of insurance products to retail customers, provides financing for dealers and rental equipment yards, and also provides other retail financing programs for end-use customers in the United States, Canada, Australia and other parts of the world. Case Credit also provides various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

         Case Credit's headquarters are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (414) 636-6011. Case Credit is subject to the informational requirements of the Securities Exchange Act. As required by that act, Case Credit files reports and other information with the SEC. You can find more information about Case Credit in the reports and other information that are described under "Where You Can Find More Information."

Case Corporation

         Case Corporation, a Delaware corporation (often referred to as "Case"), is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- and medium-sized construction equipment. Case's market position is particularly significant in several product categories, including loader/backhoes, skid steer loaders, large, high-horsepower farm tractors and self-propelled combines. When we refer to Case in this prospectus and any prospectus supplement, we are referring to Case and its consolidated subsidiaries.

         Case also manufactures and distributes replacement parts for various models of its farm and construction equipment, many of which are proprietary, to support products it has sold. Case distributes these parts to dealers and distributors through a network of parts depots throughout the world.

         To facilitate the sale of its products, Case offers wholesale financing to its dealers and, through Case Credit, offers various types of retail financing to qualified end-users in the United States, Canada, Australia and other parts of the world. Wholesale financing consists primarily of floorplan financing and allows dealers to maintain a representative inventory of products. Retail financing consists of the financing of retail installment sale contracts, leases and similar products for the benefit of end-use customers in conjunction with the purchase of new and used equipment from Case dealers and company-owned retail stores and is intended to be competitive with financing available from third parties.

         Case products are distributed through an extensive network of independent dealers and distributors in more than 150 countries worldwide.

         On May 15, 1999, Case, Fiat S.p.A., a company organized under the laws of Italy, New Holland N.V., a company organized under the laws of the Netherlands, and Fiat Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Fiat S.p.A., entered into an Agreement and Plan of Merger under which Fiat Acquisition Corporation will merge into Case, with Case as the surviving corporation. At the effective time of the merger, Case's common stock will be converted into the right to receive cash and Case will become a wholly-owned subsidiary of Fiat S.p.A. Consummation of the merger is subject to a number of conditions, including
(1) the adoption of the Agreement and Plan of Merger by the stockholders of Case entitled to vote on this matter, (2) the expiration of all applicable regulatory waiting periods and (3) other customary conditions.

         Case's offices are located at 700 State Street, Racine, Wisconsin 53404, and its telephone number is (414) 636-6011. Case is subject to the informational requirements of the Securities Exchange Act. As required by that act, Case files reports and other information with the SEC. You can find more information about Case in the reports and other information that are described under "Where You Can Find More Information."

The Trustee

         We will identify the trustee for your trust in your prospectus supplement. A trustee's liability in connection with the issuance and sale of the related securities is limited solely to its express obligations under the related agreements. A trustee may resign at any time, in which event Case Credit, as servicer, must appoint a successor trustee. The administrator of a trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee or if the trustee becomes insolvent. In that case, the administrator must appoint a successor trustee. No resignation or removal of a trustee or appointment of a successor trustee will become effective until acceptance of the appointment by the successor trustee.

The Indenture Trustee

         We will identify the indenture trustee for your series of notes in your prospectus supplement. An indenture trustee may resign at any time, and may be removed by the trustee if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the trust must appoint a successor indenture trustee. No resignation or removal of an indenture trustee or appointment of a successor indenture trustee will become effective until the successor indenture trustee has accepted its appointment.

                          Description of the Notes

         Each trust will issue one or more classes of notes pursuant to an indenture between the trust and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each trust may issue one or more additional classes of notes that may be sold in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

         We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as "strip notes." Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

         Modification of Indenture. The indenture for each trust may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the trust and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:

                  (1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

                  (2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

                  (3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

                  (4) any modification of the provisions of the indenture regarding the voting of notes held by us, the applicable trust, any other obligor on the notes, or any of our respective affiliates;

                  (5) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

                  (6) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

         Also, unless otherwise provided in the applicable prospectus supplement, a trust and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

                  (a) changing the related indenture or the rights of noteholders, if the change will not materially and adversely affect the interests of any noteholder; or

                  (b) substituting credit enhancement for any class of notes, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of the rating of those notes or any other class of securities in the same series.

         Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

         o the trust fails to pay any interest on any note within five days after its due date;

         o the trust fails to pay any installment of the principal of any note on its due date;

         o the trust breaches any of its other covenants in the indenture for 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

         o the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

         o        the trust becomes bankrupt or insolvent or is liquidated.

         You should note, however, that until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

         If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the principal of the notes of that series may be declared to be immediately due and payable by the indenture trustee, holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders' voting rights may vary by class.

         If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to apply collections on them as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the each indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

         Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

         Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

         o the noteholder gives the indenture trustee written notice of a continuing event of default;

         o the holders of at least 25% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

         o the indenture trustee has not received a direction not to take legal action from the holders of a majority of the outstanding principal amount of the notes in that series; and

         o the indenture trustee has failed to take legal action within 60 days.

         In addition, each indenture trustee and the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their trust.

         None of the trustee for any trust, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in a trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such trust contained in the applicable indenture.

         Certain Covenants. In its indenture, each trust will agree not to consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state,

         o that entity expressly assumes the trust's obligations relating to the notes,

         o immediately after the transaction, no event of default would have occurred and not have been remedied,

         o the trust has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction, and

         o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

         Each trust will also agree not to take the following actions:

         o sell or otherwise dispose of any of its assets, except as permitted by its transaction documents,

         o claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law,

         o assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust,

         o dissolve or liquidate in whole or in part, except as contemplated by its transaction documents,

         o permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture,

         o permit any lien, claim or other encumbrance to affect its assets or any part of the trust, any interest in its assets or the trust or any related proceeds, or

         o incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its notes and its other transaction documents.

         Each trust may engage in only the activities described in the related prospectus supplement.

         Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

         Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the trust to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

                      Description of the Certificates

         Each trust will issue one or more classes of certificates pursuant to a trust agreement between us and a trustee. We have filed a form of the trust agreement to be used as an exhibit to the registration statement of which this prospectus is a part. A trust's certificates may be offered by this prospectus or may be sold in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

         We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of certificates of a series in the related prospectus supplement. Certificateholders' rights to receive payments on their certificates will be junior to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series. Each series may include one or more classes of certificates of a type known as "strip certificates." Strip certificates are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different interest rate, which may be a fixed or floating interest rate and may be zero for strip certificates.

              Administrative Information About the Securities

Denominations

         We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

Fixed Rate Securities

         Each class of securities may bear interest at a fixed or floating rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Securities

         Each class of floating rate securities will bear interest for interest periods specified in the applicable prospectus supplement at a rate per annum equal to:

         o a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as "LIBOR"), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

         o plus or minus a "spread" of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

         o or multiplied by a "spread multiplier," which is a percentage that we will specify in the applicable prospectus supplement.

         In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

         o a maximum, or ceiling, on the rate at which interest may accrue during any interest period and

         o a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

         Each trust that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

         We may also specify in any prospectus supplement that any class of securities of the related series will be "indexed securities." In that case, the principal amount payable at the final scheduled payment date for that class would be determined by reference to an index related to:

         o the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

         o the difference in the price of a specified commodity on specified dates;

         o the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

         o another objective price or economic measure described in the prospectus supplement.

         We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

         Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the "face amount" of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable final scheduled payment date would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

         The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

         o in the United States, The Depository Trust Company (commonly known as "DTC"); or

         o in Europe, either Cedel Bank, societe anonyme (commonly known as "Cedel") or Euroclear (also known as the "Euroclear System").

Each of these entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants' accounts. This eliminates the need for physical movement of certificates representing the securities.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Cedel provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel's participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

         Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation. All operations are conducted by Euroclear's operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The board of the cooperative establishes policy for the Euroclear System. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Cedel and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Transfers between DTC's participants will occur in accordance with DTC rules. Transfers between Cedel's participants and Euroclear's participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to Cedel's and Euroclear's depositaries.

         Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants' and indirect participants' records.

         Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee as "noteholders," "certificateholders" or "securityholders," as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

         Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

         Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee's consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

         Principal and interest payments on securities cleared through DTC will be made to DTC. DTC's practice is to credit participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

         Principal and interest payments on securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in "Federal Income Tax Consequences." Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Cedel participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We obtained the information in this section concerning DTC, Cedel and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

         Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

         o the administrator for any trust advises the related indenture trustee or the related trustee, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor,

         o the administrator, at its option, elects to terminate the book-entry system through DTC or

         o after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

         If any of these events occur, the applicable trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities to the securityholders as definitive securities.

         Principal and interest payments on all definitive securities will be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

         Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

         Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or the certificates.

Reports to Securityholders

         On or prior to each payment date, the servicer for each trust will prepare and provide to the trust's indenture trustee a statement to be delivered to the related noteholders and to the trustee a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class or securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

                  (1) the amount of any principal payment on each class of securities;

                  (2) the amount of any interest payment on each class of securities;

                  (3) the aggregate balance of receivables in the trust at the end of the preceding collection period;

                  (4) the aggregate outstanding principal balance and the note pool factor for each class of notes, and the aggregate outstanding balance and the certificate pool factor for each class of such certificates, each after giving effect to all payments reported under clause (1) above;

                  (5) the amount of the servicing fee paid to the servicer for the related collection period;

                  (6) the interest rate for the next period for any floating rate securities;

                  (7) the amount of the administration fee paid to the administrator for the related collection period;

                  (8) the amount of the net losses on receivables, if any, for the related collection period;

                  (9) the aggregate purchase price paid for receivables, if any, that were repurchased or purchased by us or the servicer in the related collection period;

                  (10) the balance on deposit in any spread account or the amount available under any other credit enhancement on the payment date, after giving effect to any changes on that date;

                  (11) for each payment date during a pre-funding period, the remaining balance in the pre-funding account; and

                  (12) for the first payment date that is on or immediately following the end of a pre-funding period, the amount of any remaining balance in the pre-funding account that has not been used to fund the purchase of receivables and is being paid as principal on the securities.

         Each amount described in subclauses (1), (2), (5) and (7) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

         The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining balance of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or certificates.

         A noteholder's portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder's note and (ii) the applicable note pool factor. A certificateholder's portion of the aggregate outstanding balance of the related class of certificates is the product of (a) the original denomination of such certificateholder's certificate and (b) the applicable certificate pool factor.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to such trust and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of Federal income tax returns.

                 Description of the Transaction Agreements

         We summarize below the material terms of the agreements under which we will buy receivables, directly or indirectly, from Case Credit and sell them to each trust, and under which Case Credit will agree to service the trust's receivables and administer the trust. We will disclose any additional material terms relating to a particular trust's agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Commercial Paper Program

         We buy a significant portion of the receivables that we will sell to most trusts prior to the closing date for the particular trust. In connection with an asset-backed commercial paper program that we established in August 1994, we entered into a Receivables Purchase Agreement dated as of August 1, 1994, and subsequently amended, with Case Credit. Under that agreement, we generally buy from Case Credit on a monthly basis all retail installment contracts meeting our eligibility requirements that Case Credit originated in the preceding calendar month. We expect to sell most of the contracts that we buy from Case Credit under this arrangement to a trust that will issue securities offered under this prospectus.

         If Case Credit elects to sell us any retail installment contracts under this agreement in a month, Case Credit is obligated to sell to us all of the eligible retail installment contracts originated by Case Credit in the preceding month, unless the aggregate balance of the contract would exceed the purchase limit under the agreement. In that case, Case Credit must use procedures to select the contracts to be sold that are not adverse to our interests.

         Under the 1994 Receivables Purchase Agreement, we buy retail installment contracts and related security interests without recourse to Case Credit for defaults by the obligors. However, Case Credit represents and warrants to us on each monthly purchase date as to the retail installment contracts being sold on that date, among other things, that:

                  (1) each of the retail installment contracts meets our eligibility requirements;

                  (2) the information Case Credit has provided to us about the retail installment contracts is correct in all material respects;

                  (3) the obligor on each of the retail installment contracts is required to maintain physical damage insurance covering the financed equipment in accordance with Case Credit's normal requirements;

                  (4) as of the purchase date, the retail installment contracts are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

                  (5) as of the purchase date, each of the retail installment contracts is or will be secured by a first priority perfected security interest in the financed equipment in favor of Case Credit; and

                  (6) each of the retail installment contracts complied at the time it was originated and complies as of the purchase date with applicable Federal and state laws in all material respects, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         If Case Credit breaches any of these representations or warranties, Case Credit must repurchase from us any retail installment contract materially and adversely affected by the breach at a price equal to the contract's balance on the settlement date immediately succeeding the month in which such repurchase obligation arises. The repurchase obligation is the sole remedy available to us for any such breach.

         While we hold the contracts that we buy from Case Credit under this arrangement, we borrow against them under a Loan and Security Agreement dated as of August 1, 1994, and subsequently amended, between us and Case Equipment Loan Trust 1994-B. Under the Loan and Security Agreement, Case Equipment Loan Trust 1994-B has agreed to make or increase the principal amount of a loan to us on a monthly basis. In return, we have granted the trust a security interest in the retail installment contracts we have purchased as described above and that have not been previously released, along with some other collateral. The trust obtains funds to make these loans by issuing commercial paper notes or borrowing under a Liquidity Agreement among the trust, a group of banks and The Chase Manhattan Bank, as administrative agent.

         Under the Loan and Security Agreement, we have the right to obtain the release of retail installment contracts and related rights from the lien of the Loan and Security Agreement for the purpose of transferring those contracts to a trust that will issue securities for offer under this prospectus. Prior to any transfer, we must obtain written confirmation from the applicable rating agencies that the transfer will not result in the withdrawal or downgrade of the current ratings on the outstanding securities issued by Case Equipment Loan Trust 1994-B. Also, after giving effect to the transfer and related transactions, the outstanding principal amount of loans outstanding under the Loan and Security Agreement must not exceed an amount based on the aggregate balance of the retail installment contracts pledged under the Loan and Security Agreement. In connection with any release of retail installment contracts from the lien of the Loan and Security Agreement, we are required to deposit into the related collection account an amount equal to the aggregate balance of the retail installment contracts being released, plus accrued interest at the applicable interest rates to the release date.

Additional Sales of Receivables

         In addition to retail installment contracts that we buy from Case Credit on a monthly basis as described above, we may also buy receivables from Case Credit to transfer to a trust on the closing date for that trust under a separate purchase agreement. We buy those receivables on substantially the same terms as under the 1994 Receivables Purchase Agreement, as described above. Case Credit may also sell receivables to another one of its subsidiaries, and we may buy the receivables from the subsidiary on substantially the same terms as our purchases from Case Credit.

         We then sell receivables that we have bought from Case Credit (or a Case Credit subsidiary) to a trustee, for the benefit of one of the trusts, pursuant to a sale and servicing agreement. These sales are also made without recourse. The related trustee will, concurrently with this sale, execute and deliver the related notes and certificates. The trust will apply the net proceeds received from the sale of its notes and certificates to pay us for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, then we will buy additional receivables from Case Credit, and sell them to the trust from time to time during a pre-funding period, as described further in the related prospectus supplement.

         If we breach any of our representations or warranties made in a sale and servicing agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the trustee of the breach, we will repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the contract value of the receivable, as specified in the related prospectus supplement. Our obligation to repurchase any receivable with respect to which any representation or warranty has been breached is subject to Case Credit's repurchase of the receivable. This repurchase obligation is the only remedy available to the noteholders, the indenture trustee, the certificateholders or the trustee for any trust for any uncured breach.

         Under each sale and servicing agreement, Case Credit, as servicer, will continue to service the receivables held by the related trust and will receive fees for its services. In order to assure uniform quality in servicing the receivables and to reduce administrative costs, we and each trust will designate the servicer as custodian to maintain possession, as the agent for each trust, of the receivables and related documents. However, notes evidencing any unsecured dealer loans that we sell to a trust will be delivered to the related indenture trustee. The obligors on the receivables are not notified that their receivables have been sold by Case Credit to us or by us to the trust. However, Case Credit marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

         Under each sale and servicing agreement, the servicer has an option to purchase all of the remaining receivables held by the trust after their aggregate contract values fall below 10% of the sum of the contract values of all of the trust's receivables, measured for each receivable at the time of its sale to the trust.

Accounts

         Case Credit, as servicer, will establish and maintain the following bank accounts for each trust:

         o a collection account, into which all payments made on or with respect to the related receivables will be deposited;

         o a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

         o a certificate distribution account, into which amounts available for payment to the certificateholders will be deposited and from which those payments will be made; and

         o if so specified in the prospectus supplement, a pre-funding account.

         We will describe any other accounts to be established for a trust in the related prospectus supplement.

         Funds held in a trust's bank accounts will be invested in the following types of investments:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case where the issuer has at the time of the investment or contractual commitment to invest short-term credit ratings from each of the applicable rating agencies in its highest investment category;

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                  (c) commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable rating agencies in its highest investment category;

                  (d) investments in money market funds having a rating from each of the applicable rating agencies in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                  (g) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

         Investments described in clauses (d) and (g) will be made only so long as making such investments will not require the trust to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each trust's bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date

         In the unlikely event of defaults on investments made in a trust's bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

         Each trust's bank accounts will be maintained in one of the following forms:

         o as segregated accounts with (a) the corporate trust department of the related indenture trustee or the related trustee, or
                  (b) a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank) (1) which has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies and (2) whose deposits are insured by the FDIC;

         o as segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States

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



                  of America, any state or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade; or

         o as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

         Case Credit, as servicer, will agree to make reasonable efforts to collect all payments on the receivables held by each trust in a manner consistent with the related sale and servicing agreement, and to use the collection procedures it follows with respect to comparable agricultural, construction and other equipment receivables it services for itself or others. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the final scheduled maturity date specified for the related securities in the applicable prospectus supplement unless the servicer purchases the receivable from the trust for a purchase price equal to its contract value.

         If the servicer forecloses on the collateral for a receivable, the servicer may sell the collateral at public or private sale, or take any other action permitted by applicable law. When appropriate, in connection with its servicing obligations, the servicer may require the applicable indenture trustee to deliver all or a portion of one or more notes evidencing unsecured dealer loans. The servicer will return any such notes to the applicable indenture trustee when the servicer no longer needs it, unless the related loan has been paid in full.

Collections

         The servicer will deposit all payments received on a trust's receivables during each collection period specified in the related prospectus supplement into the related collection account within two business days after receipt. However, at any time when (a) Case Credit is the servicer, (b) there exists no servicer default and (c) each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables.

         At any time when the servicer is permitted to remit collections once a month, the servicer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same collection period. The servicer, however, will account to the indenture trustee, the trustee, the noteholders and the

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



certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Servicing Compensation

         With respect to each trust, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate contract value of the trust's receivables as of the first day of the collection period. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement.

Evidence as to Compliance

         Each sale and servicing agreement will require that a firm of independent public accountants furnish to the related trustee and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files and certain other matters.

         Each sale and servicing agreement will also require that an officer of the servicer deliver to the related trust and indenture trustee, substantially simultaneously with the delivery of the accountants' statement, a certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         Securityholders may obtain copies of such statements and certificates by written request addressed to the applicable trustee.

Resignation, Liability and Successors of the Servicer

         Case Credit will not be permitted to resign from its obligations and duties as servicer for any trust, except upon determination that Case Credit's performance of such duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed Case Credit's servicing obligations and duties.

         Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the applicable sale and servicing agreement or for errors in judgment. However, none of the listed parties will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.


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



         Upon compliance with procedural requirements specified in the related sale and servicing agreement, any of the following entities will be the successor of the servicer under that sale and servicing agreement:

         o any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

         o        any entity succeeding to the business of the servicer, or

         o any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Case or Case Credit, which assumes the obligations of the servicer.

Servicer Default

         The following events will constitute "servicer defaults" under each sale and servicing agreement:

         o the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

         o we or the servicer breach our respective obligations under the sale and servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

         o         bankruptcy or insolvency of the servicer or us.

Rights Upon Servicer Default

         If a servicer default under a sale and servicing agreement occurs and remains unremedied, the related indenture trustee or holders of notes of the related series evidencing at least 25% in outstanding principal amount of such notes (or of one or more particular classes or such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement. In that event, the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee or other official may have the power to prevent the indenture trustee or noteholders from effecting a transfer of servicing.

         If the indenture trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of equipment receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, but the compensation may in no event be greater than the servicing fee provided for under the sale and servicing agreement. Neither the trustee nor the certificateholders have the right to remove the servicer if a servicer default occurs when any notes of the same series remain outstanding.

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



Waiver of Past Defaults

         With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders have the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. In addition, unless otherwise provided in the related prospectus supplement, the holders of the related certificates evidencing at least a majority of the outstanding certificate balance may, on behalf of all noteholders and certificateholders, waive any servicer default that does not adversely affect the related indenture trustee or noteholders. None of these waivers will impair the noteholders' or certificateholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, so long as such action will not, in the opinion of counsel satisfactory to the related indenture trustee and the related trustee, materially and adversely affect the interest of any of the trust's noteholders or certificateholders. In addition, unless otherwise provided in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

         Unless otherwise specified in the related prospectus supplement, each of a trust's transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the certificate balance. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates of that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Payment of Notes

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders, under the related sale and servicing agreement, except as otherwise provided therein in the sale and servicing agreement.


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



Termination

         With respect to each trust, our obligations and the obligations of the servicer, the related trustee and the related indenture trustee pursuant to the trust's transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of a trust to the applicable trustee and the indenture trustee. Within five business days of the receipt of notice from the servicer, the trustee will mail notice of such termination to the certificateholders. The indenture trustee will mail notice of any such termination to the noteholders.

Administration Agreement

         Case Credit will enter into an administration agreement with each trust and the related indenture trustee under which Case Credit will act as administrator for the trust. The administrator will perform on behalf of the trust administrative obligations required by the related indenture. Unless otherwise specified in the prospectus supplement for any trust, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a quarterly administration fee in an amount equal to $500.

                      Credit and Cash Flow Enhancement

         We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

         The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of principal and interest due on their securities and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one

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



class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

         We may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

         Spread Account. If so provided in the related prospectus supplement, the servicer will establish for a series or class of securities a spread account, which will be maintained in the name of the applicable indenture trustee. We may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to us or to any of our transferees or assignees.

         To the extent permitted by the applicable rating agencies, funds in a trust's spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

         We may at any time, without consent of the securityholders, sell or otherwise transfer our rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) we provide to the trustee and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by us.

                      Legal Aspects of the Receivables

Bankruptcy Considerations Relating to Case Credit

         We and Case Credit will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by Case Credit under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities with those of Case Credit. These steps include our creation as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities should be consolidated with those of Case Credit in a proceeding under any insolvency law.

         In addition, the indenture trustee, the trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Case Credit will warrant that each sale of receivables by Case Credit to us is a valid sale. If Case Credit were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or Case Credit itself were to take the position that any sale of receivables to us should instead be treated as a pledge of the receivables to secure a borrowing by Case Credit, then delays in payments of collections of receivables to us could occur. If the court ruled in favor of the creditor, trustee or Case Credit, reductions in the amount of such payments could result. Also, under these circumstances, Case Credit's bankruptcy trustee, or Case Credit as debtor-in-possession, will, for a period of time, have the opportunity to reject any lease that is deemed a true lease, which would result in a cancellation of the remaining scheduled payments under the lease.

         If any transfer of receivables to us by Case Credit is treated as a pledge instead of a sale, a tax or government lien on the property of Case Credit arising before the transfer of a receivable to us may have priority over our interest in the receivable. If those transfers are treated as sales, the receivables would not be part of Case Credit's bankruptcy estate and would not be available to Case Credit's creditors, except under limited circumstances. In addition, while Case Credit is the servicer, cash collections on the receivables may, under some circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, a trust may not have a perfected interest in those collections.

         In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts," as defined under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the receivables are not likely to be viewed as accounts, many of the accounts are "chattel paper." The rationale behind the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a Case Credit bankruptcy, however, even if the transfer of receivables by Case Credit to us and by us to the trust were treated as a sale, the receivables would be part of Case Credit's bankruptcy estate and would be subject to claims of some of its creditors and delays and reductions in payments to us and securityholders could result.

Bankruptcy Considerations Relating to Dealers

         A substantial portion of the receivables was originated by Case dealers and purchased by Case Credit. A significant portion of those receivables provide for recourse to the originating dealer for defaults by the obligors. In addition, Case dealers retain the right to repurchase at any time the


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


receivables they sell to Case Credit. In the event of a Case dealer's bankruptcy, a creditor or bankruptcy trustee of the Case dealer or the Case dealer itself might attempt to characterize the sales of receivables to Case Credit as loans to the Case dealer secured by the receivables. Such an attempt, if successful, could result in payment delays or losses on the affected receivables. However, in connection with the sale of the receivables by Case Credit to us, Case Credit has warranted that at the time of such sale it had good title to the receivables. Furthermore, in the event of a Dealer's bankruptcy, a Dealer or its bankruptcy trustee might also be able to reject any leases originated by the Dealer that were deemed to be "true leases" resulting in the termination of scheduled payments under those leases.

Perfection and Priority With Respect to Receivables

         A purchaser of retail installment contracts, retail installment loans or leases who gives new value and takes possession of the chattel paper that evidences the retail installment contracts or leases in the ordinary course of the purchaser's business may have priority over the interest of the related trust in the retail installment contracts or leases. Any sale of retail installment contracts or leases that had been sold to a trust would be a violation of Case Credit's contractual obligations.

Security Interests in Financed Equipment

         In some states, retail installment sale contracts like the ones that may be included in your trust evidence the credit sale of agricultural, construction and other equipment. In those states, the contracts also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code, as do retail installment loans made directly by Case Credit.
Perfection of security interests in the equipment is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in some agricultural, construction or other equipment, including trucks, may be governed by certificate of title registration laws of the state in which the equipment is located.

         Case Credit takes or requires the applicable dealer to take appropriate action under the laws of each state in which financed equipment is located to perfect Case Credit's security interest in the equipment. We are required to repurchase from each trust any retail installment contract or retail installment loan as to which necessary perfection actions have not been taken prior to the time of sale to the trust, if the failure to take those actions will materially adversely affect the interest of the trust in the receivable and the failure is not cured within a specified grace period. Similarly, Case Credit is required to repurchase any such receivable if the failure occurred prior to the sale of the receivable from Case Credit to us. In addition, Case Credit, as the servicer, is required to take appropriate steps to maintain perfection of security interests in the financed equipment and is obligated to purchase the related receivable if it fails to do so. However, because Case Credit does not obtain subordination agreements from other secured lenders when making dealer loans, any security interests obtained in connection with those loans may not have first priority status.

         Due to administrative burden and expense, no action will be taken to record the transfer of security interests from Case Credit to us or from us to the trust. In most states, an assignment like the sales from Case Credit to us and from us to each trust is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of Case Credit's lien on the certificates of title, will be sufficient to protect the related trust against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of the trust in financed equipment could be defeated through fraud or negligence.

         In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment. We will represent to each trust that, as of the date the related receivable is sold to such trust, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair a trust's security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the trust's losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the trust.

         Under the laws of most states, a perfected security interest in equipment would continue for four months after the equipment is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest, or, if applicable, in which the equipment is initially registered. With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Security Interests in Leased Equipment

         When we sell leases to a trust, we also assign to the trust any security or ownership interest that we hold in the leased equipment. Each lease is either a "true lease" or a lease intended for security (often referred to as a "finance lease"). Whether we are deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a "true lease" or not.

"true lease" = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

"finance lease" (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

         Under applicable state law standards, any lease transferred to a trust that has a nominal termination value should be deemed to be finance leases. While the term "nominal" is not clearly defined for this purpose, it is clear that any lease with a $1 termination value should be treated as a finance lease. The treatment of other leases as finance leases or true leases under applicable state law is less certain, and the applicable prospectus supplement will specify the extent to which any leases included in the property of the related trust are thought to be finance leases or true leases or are of uncertain classification.

         Case Credit requires dealers that originate leases to obtain a precautionary first priority perfected security interest in the leased equipment, in case the leases are deemed to be finance leases. These security interests are transferred to Case Credit when it purchases the related leases. When Case Credit originates a lease directly, it also obtains a precautionary first priority perfected security interest in the leased equipment. As a result of these actions, for leases that are deemed to be finance leases, Case Credit and its assigns will have a very similar position to the one described above with respect to retail installment contracts, and the same repurchase obligations apply if there is no first priority perfected security interest.

         Case Credit also obtains a security interest in leased equipment against originating Case dealers in case the leased equipment is deemed to be owned by the dealer, which would be the case for any lease that is deemed to be a true lease, and the transfer of the leased equipment from the dealer to Case Credit is not deemed to be a true sale. However, that security interest may not in all cases have first priority status. The related prospectus supplement will specify if any leases that might be true leases will be included in the property of a trust and, if so, whether any filings will be made to perfect a first priority security interest in the related leased equipment against Case Credit and us, in case the transfer of such leased equipment from Case Credit to us, or from us to the applicable trust, respectively, is deemed not to be a true sale. Due to administrative burden and expense, it is anticipated that those filings (if any) will cover only a portion of the leased equipment. Competing liens arising in favor of creditors of the originating dealer, Case Credit or us could take priority over the interests of the applicable trust in that leased equipment if the originating dealer, Case Credit or we were not deemed to have made a true sale and any security interest in the leased equipment granted to Case Credit, us or the trust, respectively, was not perfected or did not have first priority status. Also, Case Credit does not obtain a perfected security interest in leased equipment against originating non-Case dealers.

Bankruptcy Considerations Relating to a Lessee

         If the lessee under any lease included in the property of a trust becomes a debtor in federal bankruptcy proceedings or any similar applicable state law

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proceedings, the trust may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee. The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a finance lease.

         If a given lease is a "finance lease," its treatment in bankruptcy will be similar to the treatment of a retail installment contract. The trust will have a bankruptcy claim equal to the outstanding amount of the deemed "loan" to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out under " - Security Interests in Financed Equipment" above. If a given lease is a true lease, the lessee's bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease. The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period.

         If a lease is assumed, the bankruptcy trustee or the lessee must:

         o cure any default, other than a default based on the lessee's bankruptcy or financial condition, and possibly other non-monetary defaults; or

         o        provide adequate assurance of a prompt cure; and,

         o if there has been a prepetition default, provide adequate assurance of future performance under the lease.

         If a lease is rejected:

         o the scheduled payments due thereafter under the lease will be canceled;

         o the trust will generally be able to obtain possession of the leased equipment; and

         o the trust will be entitled to assert an unsecured claim for damages resulting from the rejection of the lease.

Repossession

         Upon a default by an equipment purchaser, the holder of a retail installment sale contract, loan or a lease that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

         Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, Case Credit will represent in each sale and servicing agreement that, to the best of its knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified Case Credit of any defects. Article 2A does, however, recognize typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Vicarious Tort Liability

         Although each trust will or may own the leased equipment related to each lease purchased by that trust that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the related trust and its assets may be subject to liability to the injured party. If vicarious liability were imposed on a trust as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

         Lessees are required to obtain and maintain physical damage insurance and liability insurance. Dealers are responsible for verifying physical damage insurance on the leased equipment at the time the lease is originated. If a dealer fails to verify physical damage insurance coverage and the lessee did not obtain insurance coverage at the time the lease was originated, the dealer is


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


required to repurchase the lease. If insurance has lapsed or has not been maintained in full force and effect, the dealers will not be obligated to repurchase the lease.

Deficiency Judgments and Excess Proceeds; Other Limitations

         The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

         Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders, lessors and servicers involved in consumer finance. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors and lessors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts. Some of the receivables may be deemed to be consumer finance contracts under applicable federal or state laws.

         Case Credit warrants to us upon each sale of receivables that each receivable sold complies with all requirements of law in all material respects. We make similar warranties to each trustee. Accordingly, if an obligor has a claim against the related trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, the violation would be a breach of our warranties and would create an obligation on our part to repurchase the receivable unless the breach is cured. Our obligation to repurchase any receivables in these circumstances is subject to Case Credit's repurchase of the receivables. If the claim existed at the time Case Credit sold the receivable to us, the violation would also be a breach of Case Credit's warranties, and Case Credit would be required to repurchase the receivable unless the breach is cured.

                      U.S. Federal Income Tax Consequences

         The following is a summary of the material Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the "Code", proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special Federal tax counsel for each trust, as qualified in this summary. Mayer, Brown & Platt have prepared or reviewed the statements in this prospectus under the heading "U.S. Federal Income Tax Consequences," and are of the opinion that they are correct in all material respects.

         The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

         Each trust will be provided with an opinion of Mayer, Brown & Platt regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown & Platt, however, is not binding on the Internal Revenue Service, called the "IRS," or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the

IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

Tax Characterization of the Trust

         Mayer, Brown & Platt is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

         If the trust were taxable as a corporation for Federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. We will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown & Platt is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

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



         If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a "Short-Term Note", you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

         Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at a maximum rate of 39.6% if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

         Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a "foreign person", any interest paid or accrued to you will generally be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

         o are not actually or constructively a "10 percent shareholder" of the trust or us, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which we or the trust are a "related person" within the meaning of the Code; and


         o satisfy the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a United States person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8 or on new IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. Under recently finalized Treasury regulations, called the "Final Regulations", the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. The Final Regulations will generally be effective for payments made after December 31, 2000. We recommend that you consult your own tax advisors regarding the Final Regulations.

         If you are a foreign person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:


         o IRS Form 1001, or new IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

         o IRS Form 4224, or new IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

         If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

         If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

         o the gain is not effectively connected with the conduct of a trade or business in the United States by you, and


         o if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

         Backup Withholding. If you are not an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability.
The Final Regulations make modifications to the backup withholding rules.
We recommend that you consult your own tax advisors regarding the Final Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown & Platt, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust would be treated as a publicly traded partnership. This publicly traded partnership would not, however, be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses.

Tax Consequences to Holders of the Certificates

         The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, the trust will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

         Treatment of the trust as a Partnership. We and the servicer will agree, and you will agree by your purchase of certificates, to treat the trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the trust, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, us and the servicer is not clear because there is no authority on transactions closely comparable to this arrangement.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the trust. Any such characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the trust and your allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         Under the trust agreement, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and as ordinary income to you. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the trust deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the trust agreement will provide, in general, that you will be allocated taxable income of the trust for each collection period equal to the sum of:

         o any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o        prepayment premium, if any, payable to you for such month; and

         o        any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the trust of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to us.

         Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating trust income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis


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


taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on trust income even if you have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the trust.

         Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated debt-financed income" generally taxable to the holder under the Code.

         Your share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the trust. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

         The trust intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on you.

         Discount and Premium. The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

         Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the trust will be considered to have contributed the assets of the trust, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The trust will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold.
Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the trust. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. We are authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

         Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, you might be allocated a greater or lesser amount of trust income than would be appropriate based upon your own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's accruals of guaranteed payments and allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless you notify the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

         o the name, address and taxpayer identification number of that person,

         o whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

         o certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         We will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign certificateholders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on IRS Form W-8, new IRS Form W-8BEN, IRS Form
W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

         Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 or new IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Code. The Final Regulations discussed above contain modifications to the backup withholding and information reporting rules. We recommend that prospective investors consult their own tax advisors regarding the Final Regulations. See "Tax Consequences to Holders of the Notes - Backup Withholding."

                      Illinois State Tax Consequences

         The following is a summary of the material Illinois income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of Illinois statutes and regulations, and applicable judicial or ruling authority. The current Illinois statutes and regulations, and judicial and ruling authority may be changed, possibly retroactively. The portions of the following summary that relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special Illinois tax counsel for each trust subject to the qualifications set forth in this summary. Mayer, Brown & Platt have prepared or reviewed the statements in this prospectus under the heading "Illinois State
Tax Consequences" and are of the opinion that they are correct in all material respects.

         Each trust will be provided with an opinion of Illinois tax counsel regarding Illinois income tax matters discussed below. An opinion of Illinois tax counsel, however, is not binding on the Illinois Department of Revenue, called the "IDOR", or the courts. Additionally, there are no cases or IDOR rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IDOR may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IDOR.

         The State of Illinois imposes a state income tax on individuals, corporations, partners in partnerships and beneficiaries of trusts earning income in, or as residents of, the State of Illinois. The State of Illinois imposes a Personal Property Replacement Income Tax, called the "Illinois Replacement Tax", on individuals, corporations, partnerships and trusts earning income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. If the certificates were treated as equity interests in a partnership, the partnership may be subject to the Illinois Replacement Tax.

Treatment of the Notes

         If the notes are characterized as indebtedness for Federal income tax purposes, in the opinion of Illinois tax counsel, although the matter is not free from doubt, this treatment would also apply for Illinois tax purposes. If the notes are characterized as debt, noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to such taxes solely because of their ownership of notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes.

Classification of Trust as a Partnership

         If a trust were treated as a partnership, not taxable as a corporation, for Federal income tax purposes, in the opinion of Illinois tax counsel, although the matter is not free from doubt, the same treatment would also apply for Illinois tax purposes. In such case, the partnership may be treated as earning income in the State of Illinois and therefore would be subject to the Illinois Replacement Tax. If this tax were applicable, distributions to noteholders and certificateholders could be reduced.

Treatment of Nonresident Certificateholders

         Under current law, certificateholders that are nonresidents of the State of Illinois and are not otherwise subject to Illinois income tax and Illinois Replacement Tax should not be subject to Illinois income tax and Illinois Replacement Tax on income from a trust. In any event, classification of the arrangement as a partnership would not cause a certificateholder not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from the certificates. Certificateholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes and certificates.

Risks of Alternative Characterization

         If the trust were instead treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for Federal income tax purposes, then the trust could be subject to the Illinois income tax, the Illinois Replacement Tax, or the Illinois franchise tax. If any of these taxes were applicable, distributions to certificateholders could be reduced.

                            ERISA Considerations

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons.

         Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor relating to plan assets, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                            Plan of Distribution

         We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

         Each underwriting agreement will provide that we and Case Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from underwriters.

         Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the sale of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                               Legal Opinions

         Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown & Platt, Chicago, Illinois and New York, New York. Richard S. Brennan, General Counsel and Secretary of Case is also a partner at Mayer, Brown & Platt.

                    Where You Can Find More Information

         We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

         We will file with the SEC all required annual, monthly and special SEC reports and other information about any trust we originate.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust until we terminate offering the securities.

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 33-99298) was filed with the SEC pursuant to the Securities Exchange Act and is incorporated into this prospectus by reference and made a part hereof. Since that time, we have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form
8-K in connection with the trusts it originates. Our Current Reports on Form 8-K dated May 10, 1996, September 19, 1996, January 13, 1997, March 18, 1997, June 11, 1997, September 10, 1997, September 22, 1997, December 5,
1997, February 9, 1998, June 8, 1998, August 18, 1998, August 26, 1998,
September 9, 1998, September 15, 1998, October 15, 1998, November 6, 1998, November 16, 1998, November 18, 1998, December 15, 1998, January 13, 1999,
January 15, 1999, February 15, 1999, March 8, 1999, March 15, 1999, April 15,
1999, May 15, 1999 and June 15, 1999 are incorporated into this prospectus by reference and made a part hereof.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Case Receivables II Inc., 475 Half Day Road, Lincolnshire, Illinois 60069, Attention: Vice President (Telephone (847) 955-0228). You may also access the servicer's Internet site at (http://www.casecorp.com).

                               Index of Terms

         Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan      .........................................................71
Code              .........................................................57
ERISA             .........................................................71
Final Regulations .........................................................61
foreign person    .........................................................60
IDOR              .........................................................69
Illinois Replacement Tax...................................................70
IRS               .........................................................58
OID               .........................................................59
OID Regulations   .........................................................59
portfolio interest.........................................................60
Short-Term Note   .........................................................59
true lease        .........................................................52

                 Case Equipment Receivables Trust _____-___
                             Asset Backed Notes
                         Asset Backed Certificates

                          Case Receivables II Inc.
                                   Seller

                          Case Credit Corporation
                                  Servicer

                           $___________ A-1 Notes
                           $___________ A-2 Notes
                           $___________ A-3 Notes
                           $___________ A-4 Notes

                 $___________ [Class B Notes][Certificates]




                           PROSPECTUS SUPPLEMENT

                            --------------------

                                Underwriters
                       [                          ]

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes [or certificates] in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes or the [Class B Notes] [Certificates] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Notes or the [Class B Notes] [Certificates] will deliver a prospectus supplement and prospectus until __________ __, _____ (90 days after the date of this prospectus).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT
SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


      Prospectus Supplement to Prospectus dated _________ ___, ______

                 Case Equipment Receivables Trust _____-__

                            Case Receivables II Inc.
                                     Seller

                             Case Credit Corporation
                                    Servicer

       The trust will issue the following [classes of notes,][securities,] which are offered under this prospectus supplement--

Consider carefully the risk factors beginning on page S-___ in this prospectus supplement and on page ___ in the prospectus.

The notes represent obligations of the trust only [and do not][. The certificates represent interests in the trust only. Neither the notes nor the certificates] obligations of or interests in Case Receivables II Inc., Case Credit Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.


-------------------------------------------------------------------------------
                                 Class A Notes

                                                           [Class B
                                                           Notes]
                       A-1       A-2      A-3     A-4      [Certifi-
                       Notes     Notes    Notes   Notes    cates]        Total
Principal Amount       $         $        $       $         $            $
-------------------------------------------------------------------------------
Interest Rate              %         %        %       %          %        N.A.
-------------------------------------------------------------------------------
Final Scheduled        _____     _____   _____   _____      _____
  Payment Date          ___,      ___,    ___,    ___,       ___,         N.A.
                       -----     -----   -----   -----      -----
-------------------------------------------------------------------------------
Price to Public (1)         %         %        %       %          %      $
-------------------------------------------------------------------------------
Underwriting                %         %        %       %          %      $
Discount
-------------------------------------------------------------------------------
Proceeds to Seller          %         %        %       %          %      $
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from _______ ___, _____.

Credit Enhancement

    o    [The trust will also issue  $____________   ______%  asset backed
         certificates, which] [The certificates] are subordinated to the notes.

    o A spread account will be established with an initial balance of $____________ (___% of the contract value of the initial receivables).

    o     A yield supplement account may also be established.

    o [The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.]

    o [This prospectus supplement and the accompanying prospectus related only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes][securities], in book-entry form only, will be made through The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about _________ ___, _____ against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                        Underwriters of the Class A Notes

                [Underwriter]

                                 [Underwriter]

                                                 [Underwriter

               Underwriters of the [Class B Notes] [Certificates]

                           __________ ___, _______

              Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these securities in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until ________ ___, _____.

     We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

     If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-___ in this prospectus supplement and under the caption "Index of Terms" beginning on page ___ in the accompanying prospectus.

                                -----------

                                Table of Contents

                                                                           Page

Summary of Terms............................................................S-2
Offered Securities..........................................................S-2
   Subordination............................................................S-2
   Closing Date.............................................................S-2
   Indenture Trustee........................................................S-2
   Trustee..................................................................S-2
   Payment Dates............................................................S-3
   Principal Payments.......................................................S-3
   Final Scheduled Maturity Dates...........................................S-3
   Optional Redemption......................................................S-4
   Mandatory Redemption.....................................................S-4
   The Initial Receivables..................................................S-4
   Pre-Funding..............................................................S-4
   Negative Carry Account...................................................S-5
Credit Enhancement..........................................................S-5
   Spread Account...........................................................S-5
   Yield Supplement Account.................................................S-5
   [The Certificates].......................................................S-6
   Subordination............................................................S-6
Priority of Distributions...................................................S-6
Tax Status..................................................................S-6
ERISA Considerations........................................................S-7
Legal Investment............................................................S-7
Rating of the [Notes] [Securities]
 ............................................................................S-7
Risk Factors................................................................S-8
   It may not be possible to find a purchaser
      for your securities...................................................S-8
   Prepayments could result from pre-
      funding...............................................................S-8
   The trust is dependent upon Case Credit
      and Case for additional receivables
       .....................................................................S-8
   Variations in economic and other factors
      may reduce the rate of creation of
      additional receivables................................................S-8
   Characteristics of the pool of receivables
      may change due to pre-funding.........................................S-9
   Payments on the receivables vary
      seasonally............................................................S-9
   Payments on the [Class B
      Notes][certificates] are junior to
      payments on the Class A Notes........................................S-10
   Prepayments of higher interest rate
      receivables could result in payment
      shortfalls...........................................................S-10
   [The certificateholders
    remedies are limited in the
    case of a servicer default]............................................S-10
Case Corporation and Case Credit
Corporation................................................................S-11
The Trust..................................................................S-14
   General.................................................................S-14
   Capitalization of the Trust.............................................S-15
   The Trustee.............................................................S-15
The Receivables Pool.......................................................S-15
   Delinquencies, Repossessions, and Net
      Losses...............................................................S-22

Weighted Average Life of the [Notes]
[Securities]...............................................................S-24
Description of the Notes...................................................S-30
   General.................................................................S-30
   Payments of Interest....................................................S-30
   Payments of Principal...................................................S-30
   Record Dates............................................................S-33
   Mandatory Redemption....................................................S-33
   Optional Redemption.....................................................S-34
   Registration of Notes...................................................S-34
   The Indenture Trustee...................................................S-34
Description of the Certificates............................................S-34
   Distributions of Interest Income........................................S-35
   Mandatory Repurchase....................................................S-35
   Optional Repurchase.....................................................S-36
Description of the Transaction
Agreements.................................................................S-36
   Sales of Receivables....................................................S-36
   Servicing Compensation and Payment of
      Expenses.............................................................S-37
   Distributions...........................................................S-37
   Negative Carry Account..................................................S-39
   Spread Account..........................................................S-40
   Yield Supplement Account................................................S-41
Legal Investment...........................................................S-42
ERISA Considerations.......................................................S-42
   The Notes...............................................................S-42
Underwriting...............................................................S-43
   [Class A] Notes.........................................................S-43
   [Class B Notes] [Certificates]..........................................S-44
Legal Opinions.............................................................S-45
Index of Terms.............................................................S-46

                              Summary of Terms


    o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [securities], read carefully this entire prospectus supplement and the accompanying prospectus.

    o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Offered Securities

We are offering [certificates and] [five] classes of notes issued by Case Equipment Receivables Trust _____-__:



                          Aggregate Principal        Interest
   Class                        Amount                 Rate

    A-1                       $__________             _____%

    A-2                       $__________             _____%

    A-3                       $__________             _____%

    A-4                       $__________             _____%

    [B                        $__________             _____%]

  [Certi-                     $__________             _____%]
  ficates

The [notes] [securities] will be book-entry securities clearing through DTC (in the United States) or Cedel or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

The A-1, A-2, A-3 and A-4 Notes are all Class A Notes. The [Class B Notes] [certificates] will be subordinated to the Class A Notes as follows:

   o no interest will be paid on the [Class B Notes] [certificates] [on any payment date] until all interest owed on the Class A Notes] through that payment date] has been paid in full; and

   o no principal will be paid on the [Class B Notes][certificates] on any payment date until all principal owed on the Class A Notes through that payment date has been paid in full.

Closing Date
______ ___, _____.

Indenture Trustee

Harris Trust and Savings Bank.

Trustee

________________________.

Payment Dates

Payments on the [notes][securities] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with ________ ___, _____ [except that interest and principal on the A-1 Notes will also be paid on ________ ___, _____ if any A-1 Notes remain outstanding after the ________ _____ payment date].

Principal Payments

Principal will be paid on the [notes] [securities] on each payment date in an amount generally equal to the decrease during the prior collection period in the sum of the contract value of the receivables and the amount on deposit in the trust's pre-funding account. The contract value of the receivables equals the discounted present value of their scheduled cash flows, using a discount rate equal to the average annual percentage rate of all receivables sold to the trust on a particular day. A collection period is a period the length of a calendar month that ends about nine days prior to a payment date.

Principal payments on each payment date will generally be allocated between the Class A Notes and the [Class B Notes] [certificates] so that the ratio of [Class B Note] [certificates] principal to the sum of the contract values of the receivables and the amount on deposit in the pre-funding account remains constant. However, the following exceptions to this general rule will apply:

   o Until the A-1 Notes have been repaid in full, distributions of principal to the [Class B Notes] [certificates] will be limited to the amount of prepayments on the receivables during the related collection period. The balance will be applied to the A-1 Notes.

  o Any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the [Class B
      Notes] [certificates] (up to the amount of the full target payment on the [Class B Notes][certificates]) before the principal payment on the Class A Notes is reduced.

Principal payments on the Class A Notes will generally be made to the holders of the various classes of Class A Notes sequentially, so that no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full. For instance, no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full.

See "Description of the Transfer and Servicing Agreements-Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Final Scheduled Maturity Dates

The outstanding principal amount, if any, of each class of [notes][securities] will be payable in full on the date specified or the payment date falling in the month specified for each below:


Class                            Final Maturity Date
-----                            --------------------
A-1.........................           _______, ____
A-2.........................           _______, ____
A-3.........................           _______, ____
A-4.........................           _______, ____
[B  ........................           _______, ____]
[Certificates...............           _______, ____]

Optional Redemption

Any [notes][securities] that remain outstanding on any payment date on which Case Credit, as servicer, exercises its clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The servicer cannot exercise its clean-up call until the aggregate contract value of the receivables declines to 10% or less of the aggregate initial contract value of the receivables, as measured for each receivable at the time of its sale to the trust. The redemption price for any class of [notes] [securities] in connection with any optional redemption will equal the unpaid principal balance of that class of [notes] [securities], plus accrued and unpaid interest thereon.

[Mandatory Redemption

The trust will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the trust's pre-funding account after any purchase of receivables on that date will be applied to prepay the [notes] [securities] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal principal distribution.]

The Initial Receivables

On the closing date, we will sell the trust retail installment contracts with an aggregate contract value of $__________ and leases with an aggregate contract value of $__________, measured as of ________
___, _____.

[Pre-Funding

We will sell the trust additional retail installment contracts and leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the ________ _____ payment date.

The trust will pay for the subsequent receivables with funds on deposit in a pre- funding account established for the trust, with an initial deposit of $__________. We expect to sell subsequent receivables to the trust with an aggregate contract value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

The pre-funding period will end earlier than the ________ _____ payment date if and when the balance in the pre-funding account is reduced to less than $100,000. The pre-funding period will also terminate early if certain defaults or other adverse events occur. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders] [securityholders] as principal.]

[Negative Carry Account

We anticipate that the average interest rate earned by the trust on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [securities]. To provide a source of funds to cover any short fall resulting from this difference, we will deposit $__________ into the trust's negative carry account.]

Credit Enhancement

Spread Account

As credit enhancement for the [notes] [securities], Case Credit, as servicer, will establish and maintain a spread account in the name of your indenture trustee. The spread account will be funded as follows:

   o On the closing date, we will deposit $__________ (_____% of the contract value of the initial receivables) into the spread account.

  [o On the date of each subsequent sale of receivables to the trust, the indenture trustee will transfer cash or highly rated, short-term securities having a value approximately equal to _____% of the aggregate contract value of the receivables purchased from the pre-funding account to the spread account.]

   o On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in distributions of interest and principal on the [notes] [securities]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributing on the certificates].

Yield Supplement Account

As further enhancement for the [notes][securities], the servicer will establish and maintain a yield supplement account in the name of your indenture trustee. However, no deposit is required to be made into the yield supplement account on or before the closing date. After the closing date, deposits will only be required to be made into the yield supplement account on the date of each subsequent sale of receivables to the trust, and then only if necessary to maintain the original credit ratings of the [notes][securities].

Prior to each payment date, for any receivable that has either prepaid or been liquidated during the related collection period, the servicer will calculate the excess (if any) of the contract value of that receivable over its outstanding principal balance. Any funds available in the yield supplement account up to the amount of that excess will be added to the funds available for distribution to [noteholders][securityholders] to the extent that there would otherwise be a shortfall before any withdrawal from the spread account.

[The Certificates

On the closing date, the trust will issue certificates to us in an aggregate principal amount of $__________. We will initially retain the entire principal amount of the certificates. Distributions of interest on the certificates will be junior in priority of payment to interest and principal due on the notes, and no principal will be paid on the certificates until the notes have been repaid in full.]

[Subordination

The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.]

Priority of Distributions

On each payment date, available collections, plus funds transferred from various trust accounts as described above, will be applied to the following (in the priority indicated):

(1)     administration fees;

(2)     interest on the Class A Notes;

[(3)    interest on the Class B Notes;]

(4) to pay principal on the notes in the priority described above under "Offered Securities-Principal Payments";

(5) to the spread account, to the extent necessary to maintain a specified balance;

(6)     interest on the certificates;

(7) after the notes have been repaid in full, principal on the certificates;

(8) servicing fees, except that if neither Case Credit nor any of its affiliates is the servicer, servicing fees will be paid prior to any other application of funds; and

(9)     the remaining balance, if any, to us.

See "Description of the Transfer and Servicing Agreements-Distributions" for additional details and for special priority rules that would apply in a default situation.

Tax Status

Mayer, Brown & Platt, our special federal tax counsel, is of the opinion that for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and that the trust will be treated as a partnership in which the certificateholders are partners]. Mayer, Brown & Platt, our special Illinois tax counsel, is also of the opinion that the same characterizations should apply for Illinois tax purposes as for federal income tax purposes.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans. [The certificates may not be acquired by any employee benefit plan.]

Legal Investment

The A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Rating of the [Notes] [Securities]

The trust will not issue the [notes] [securities] unless the A-1 Notes are rated in the highest short-term rating category, the A-2 Notes, A-3 Notes and A-4 Notes are rated in the highest long-term rating category and that the [Class B Notes] [certificates] are rated at least in the "A" category or its equivalent, in each case by at least two nationally recognized statistical rating agencies.

                                Risk Factors

      You should consider the following risk factors in deciding whether to purchase the [notes] [securities].


It may not be possible          The underwriters may assist in resales of the
to find a purchaser for         [notes][securities], but they are not required
your securities.                to do so. A trading market for the [notes]
                                [securities] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes]
                                [securities].

[Prepayments could              If the principal amount of eligible receivables
result from                     purchased or directly originated by Case Credit
pre-funding.                    during the trust's pre-funding period is less
                                than the amount deposited in the trust's pre-funding account, we will not have sufficient receivables to sell to the trust during the pre-funding period. This would result in a prepayment of principal to the [noteholders] [securityholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes]
                                [securities]. The amount of the [notes]
                                [securities] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes][securities].]

[The trust is dependent          The trust will not be able to purchase
upon Case Credit and            receivables from us during the pre-funding
Case for additional             period unless Case Credit generates receivables
receivables.                    which we are able to purchase from Case Credit.
                                Case Credit's ability to generate receivables depends primarily upon sales of agricultural, construction and other equipment manufactured or distributed by Case. If, during the pre-funding period, Case were to temporarily or permanently stop manufacturing or distributing agricultural, construction and other equipment, the rate of sales of agricultural, construction and other equipment manufactured or distributed by Case would decrease. This would adversely affect our ability to sell receivables to the trust. Case's use of manufacturer's rebate and other incentive programs may also affect retail sales, and neither we nor the trust have any control over Case's future use of such incentives.]

Variations in economic          The ability of dealers financed by Case Credit
and other factors may           to sell agricultural, construction, and other
reduce the rate of              equipment and generate receivables through
creation of additional          those sales is affected by the general level of
receivables.                    activity in the agricultural, construction and
                                other industries, including the rate of
                                North American agricultural production and demand, weather conditions, commodity prices, consumer confidence, government subsidies for the agricultural sector, interest rates, prevailing levels of construction (especially housing starts) and levels of total industry capacity and equipment inventory. We have no basis to predict whether or to what extent these factors will affect the level of sales of agricultural, construction or other equipment.

[Characteristics of the          There will be no required characteristics of
pool of receivables             the receivables transferred to the trust during
may change due to               the pre-funding period, except that each
pre-funding.                    additional receivable must satisfy the
                                eligibility criteria specified in the sale and servicing agreement between us and the trust at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the trust, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current contract value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [securities] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes]
                                [securities]. However, the trust will not purchase any receivables that have a remaining term in excess of ___ months or any receivables that would cause the weighted average original term of the receivables in the trust to be greater than ___ months.
                                These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [securities].]

Payments on the                 Payments on the receivables may be made on a
receivables vary                monthly, quarterly, semiannual, annual or an
seasonally.                     irregular basis. The majority of the initial
                                receivables (representing approximately
                                _____% of the aggregate contract value of the initial receivables) are agricultural equipment sale contracts or leases and tend to have payment dates that correspond to periods in which farmers have stronger cash flows. As a result, the amounts of cash distributed to noteholders may reflect this seasonality, with higher amounts of principal paid on the payment dates occurring in the first and fourth calendar quarters in each year and relatively lower amounts paid on other payment dates.

Payments on the                 If you buy [Class B Notes][certificates],
[Class B Notes]                 your interest payments will junior be junior to
[certificates] are              interest payments on the Class A Notes, and your
junior to payments on           principal payments will be junior to principal
the Class A Notes.              payments on the Class A Notes as follows. You
                                will not receive any interest payments
                                on your [Class B Notes][certificates] with respect to a collection period until the full amount of interest on the Class A
                                Notes relating to that collection period has been deposited in the note distribution account. You will not receive any principal payments on your [Class B
                                Notes][certificates] with respect to a
                                collection period until the principal
                                payments on the Class A Notes relating to that collection period have been paid (or provided for) in full.

Prepayments of higher           The receivables are subject to voluntary
interest rate                   prepayment. Upon any prepayment in full of a
receivables could               receivable, the contract value of that
result in payment               receivable will be reduced to zero, and the
shortfalls.                     contract value of that receivable will
                                be added to the amount of principal to be paid on the notes on the related payment date.
                                However, some receivables have a contract value that is greater than their outstanding principal balances. When a receivable of this type is prepaid, the principal collected through the prepayment will be less than the resulting increase in the targeted principal distribution by an amount roughly equal to the excess of the receivable's contract value over its outstanding principal balance immediately prior to the prepayment. See "Description of the
                                Notes-Payments of Principal."

                                To the extent necessary to maintain the
                                initial credit ratings on the notes, funds will be deposited in the trust's yield supplement account each time that the trust buys additional receivables during the pre-funding period. Those funds, if any, are intended to make up for potential cash flow short falls that could result from prepayments of this type. Upon such a prepayment, an amount equal to the excess of the contract value of the prepaid receivable over its outstanding principal balance prior to the prepayment will be withdrawn from the yield supplement account and included in the funds distributed on the related payment date to the extent there would otherwise be a shortfall. However, no funds may be required to be deposited into the yield supplement account, and in any event any required deposit is expected to be less than the maximum aggregate cash flow short flow that might result if all receivables of this type prepaid. You might not receive ultimate payment in full of all amounts due under your notes if the amount of the short falls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the short falls.

[The certificateholders         [If servicer default occur, the indenture
remedies are limited in         trustee or noteholders evidencing 25% or more
the case of a servicer          of the outstanding principal amount of the
default.]                       notes may remove the servicer without the
                                consent of the trustee or any of the
                                certificateholders. If any notes remain outstanding, neither the trustee nor the certificateholders will have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders have the ability, with certain specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders.]


                Case Corporation and Case Credit Corporation

    Case is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- to medium-sized construction equipment, which is sold worldwide predominantly through independent dealers. For the year ended December 31, 1998, Case reported operating earnings (industrial earnings before interest, taxes, changes in accounting principles and extraordinary items, including net income of the finance companies on an equity basis) of $296 million (compared to $627 million for the year ended December 31, 1997), and net income of $64 million (compared to $403 million for the year ended December 31, 1997) on net sales of approximately $5.7 billion (compared to $5.7 billion for the year ended December 31, 1997). At December 31, 1998, Case's consolidated equity was $2.1 billion.

    Case Credit recorded net income of $85 million in 1998, as compared to net income of $82 million in 1997. The $3 million increase in year-over-year income is primarily due to higher earnings as a result of increased levels of on-balance-sheet receivables, and improved margins resulting from the declining interest rate environment. Additionally, higher lease income from operating leases and higher realized gains from the sale of retail notes under asset-backed securitization transactions also improved earnings. These amounts were partially offset by an increase in the Company's credit loss provision as a result of a higher loss-to-liquidation ratio in 1998, combined with the significant growth in Case Credit's serviced portfolio. In addition, 1998 operating results reflect increased interest expense as a result of higher average debt levels, as well as increased depreciation of equipment on operating leases and a higher year-over-year tax rate.

 Year 2000

    As used in this "Year 2000" disclosure, the term "Case" refers to Case Corporation and its consolidated subsidiaries, including Case Credit and its subsidiaries. In addition, all references to "Case Industrial" reflect the consolidation of all majority-owned subsidiaries, excluding Case Credit.

    In July 1996, the Emerging Issues Task Force of the Financial Accounting Standards Board adopted standards which require that costs associated with modifying computer software for the year 2000 be expensed as incurred. Through Case's ongoing process of evaluating and performing systems and software upgrades and enhancements, Case has been actively addressing year 2000 issues since 1995.

    Case Corporation understands that it is important to its customers and shareholders that Case's products, services and internal systems are not adversely affected by the year 2000. Case has implemented procedures that it deems necessary to safeguard Case from computer-related issues associated with adverse effects as a result of improperly recognizing the millennial date change. These procedures include, where necessary, the inventorying/assessing, planning, constructing/testing, and implementing/certifying of critical internal-use hardware and software systems, as well as other embedded systems in Case's manufacturing plants, other buildings, equipment and other infrastructure. Case believes that these procedures will adequately address both the information technology and non-information technology aspects of our business. Based upon its review and efforts to date, Case believes that future external and internal costs to be incurred for the modification of internal-use software to address year 2000 Issues will not have a material adverse effect on Case's financial position, cash flows or results of operations.

    Case believes, based upon its review and efforts to date, that external and internal remediation costs to be incurred for the modification of internal-use software to address year 2000 issues will, in the aggregate, approximate $45 million to $50 million. As Case Industrial and Case Credit share many technology resources and internal-use systems, all the remediation costs to address year 2000 issues will be borne by Case Industrial. As of December 31, 1998, Case Industrial has incurred approximately $22 million of costs for year 2000 remediation, and the Company currently anticipates that remaining year 2000 remediation costs will approximate $22 million in 1999 and $3 million in 2000. These cost estimates include the costs of external contractors, non-capitalizable purchases of software and hardware, and the direct cost of internal employees working on year 2000 projects. Case maintains a process that tracks the cost and time of external contractors. However, the Company does not separately track its own internal costs incurred for the year 2000 project. Internal costs are compiled principally from the related payroll records for those personnel directly working on the year 2000 effort. The Company's cost estimate does not include the cost of implementing contingency plans, which are in the process of being developed, and also does not include any potential litigation or warranty costs relating to year 2000 issues if the Company's remediation efforts are not successful.

    Case has also undertaken a program to alert its suppliers and dealers of year 2000 issues. Based on its contracts with suppliers and dealers, Case believes that a majority of its most important suppliers are year 2000 compliant, and Case anticipates that most of its dealers will be year 2000 compliant by mid-1999. Case will continue to work with its remaining suppliers and its dealers throughout 1999 to secure year 2000 compliance by December 31, 1999. Based on third-party representations and internal testing, and subject to Case's ongoing compliance efforts, Case does not reasonably expect the costs and uncertainties relating to timely resolution of year 2000 issues applicable to Case's business and operations to have a material adverse effect on Case's financial position, cash flows or results of operations. For those suppliers and dealers that have not adequately responded to Case's year 2000 concerns, Case is following up to ultimately achieve an acceptable level of compliance within its supply chain. As there can be no assurance that an acceptable level of year 2000 compliance will be achieved, Case is in the process of developing contingency plans to address potential issues.

    Case has completed all steps with regards to year 2000 compliance that it considers necessary regarding its agricultural and construction equipment and, as a result, Case has no information to suggest that its agricultural and construction equipment is not year 2000 compliant. Case believes, based on its review and testing, that products purchased from Case will accurately determine chronological dates and accurately perform all calculations and data manipulations based upon such dates.

    Based upon Case's review and efforts to date, Case currently anticipates completion of critical year 2000 compliance issues by mid-1999, and Case plans to continue integration testing throughout the balance of 1999. If Case's year 2000 compliance efforts, as well as the efforts of Case's suppliers and dealers, individually and in the aggregate, are not successful, it could have a material adverse effect on Case's financial position, cash flows and results of operations. Factors that could cause actual results to differ include unanticipated supplier or dealer failures, disruption of utilities, transportation or telecommunications breakdowns, foreign or domestic governmental failures, as well as unanticipated failures on our part to address year 2000 related issues. Case's most reasonably likely worst case scenario in light of these risks would involve a potential loss in sales resulting from order, production and shipping delays throughout Case's supply chain caused by year 2000 related disruptions. The degree of sales loss impact would depend on the severity of the disruption, the time required to correct it, whether the sales loss was temporary or permanent, and the degree to which our primary competition were also impacted by the disruption.

    Case is in the process of developing year 2000 contingency plans that will be designed to mitigate the impact on Case in the event that its year 2000 compliance efforts are not successful. The targeted completion date for this contingency planning is mid-1999. Case's contingency plans may include the use of alternative systems and non-computerized approaches, including manual procedures for machine operation, collecting and reporting of information, as well as alternative sources of supply. At this time, Case has not determined whether it will be necessary to stockpile inventory or supplies as part of its contingency planning.

    The information included in this "Year 2000" section represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

                                 The Trust

General

    The trust will be formed pursuant to a trust agreement between us and the trustee. After its formation, the trust will not engage in any activity other than

             o acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the trust and proceeds therefrom,

             o  issuing the notes and the certificates,

             o  making payments on the notes and the certificates, and

             o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The trust will possess only the following property:

             o     receivables and related collections;

             o     bank accounts established for the trust;

             o security interests in the equipment financed or leased under the receivables;

             o any property obtained in a default situation under those security interests;

             o rights to proceeds from certain insurance policies covering equipment financed or leased under the receivables or obligors on the receivables; and

             o our interest in any proceeds from recourse to dealers on receivables, which will exclude any amounts contained in the dealers' reserve accounts.

    The trust's principal offices are in ______________________, in care of ___________________, as trustee, at the address listed below under "-The Trustee."

Capitalization of the Trust

    The following table illustrates the capitalization of the trust as of ____________ [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:



A-1 _____% Asset Backed Notes..............................         $_________
A-2 _____% Asset Backed Notes..............................         $_________
A-3 _____% Asset Backed Notes..............................         $_________
A-4 _____% Asset Backed Notes..............................         $_________
[Class B _____% Asset Backed Notes.........................         $_________]
[_____% Asset Backed Certificates..........................         $         ]
                                                                     ==========
    Total    ..............................................        $
                                                                     ==========



The Trustee

    _________________________ is the trustee under the trust agreement.
______________________________________is a _______________________________,
and its principal offices are located at _______________________________
___________________________________________________________________________.
In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Case Credit and its affiliates. _________________ __________________ will act as co-trustee for the purpose of complying with certain Delaware legal requirements.

                            The Receivables Pool

    The pool of receivables held by the trust will include the initial receivables purchased on the closing date and any additional receivables purchased during the trust's pre-funding period.

    A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the trust and the notes, are based upon the Contract Value of the receivables. "Contract Value" means, as of any calculation date, the present value of the scheduled and unpaid payments on the receivables discounted monthly at an annual rate equal to (a) in the case of the initial receivable,_____%, which is the weighted average annual percentage rate of the initial receivables as of ________ ___, _____ plus any amount of past due payments and (b) in the case of the additional receivables, the weighted average annual percentage rate of the additional receivables sold as of the cutoff date designated for such sale plus any amount of past due payments. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Contract Value of zero.

    The Contract Value of the receivables is generally equivalent to their outstanding principal amount. However, the Contract Value of any particular receivable may be greater than or less than its outstanding principal amount, depending primarily upon whether the annual percentage rate of that receivable is greater or less than the annual percentage rate of as of the initial cutoff date (in the case of an initial receivable) or the annual percentage rate as of the applicable addition cutoff date (in the case of additional receivables). If a receivable's annual percentage rate is greater than the annual percentage rate used in calculating its Contract Value, its Contract Value will be greater than its outstanding principal balance because the discount rate used to determine its Contract Value is lower than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value. Conversely, if a receivable's annual percentage rate is lower than the annual percentage rate used in calculating its Contract Value, its Contract Value will be less than its outstanding principal balance because the discount rate used to determine its Contract Value is greater than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value.

    The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under Characteristics of the Receivables -- Selection Criteria and the additional criteria that:

    (1) each receivable is retail installment contract or a lease;

    (2) each receivable has an annual percentage rate that is equal to or greater than _____%, and the annual percentage rate of each set of additional receivables as of the end of the most prior to their sale to the trust will be equal to or greater than _____%;

    (3) each receivable has a remaining term to maturity of not more than ___ months;

    (4) each receivable has a Contract Value as of the applicable cutoff date that (when combined with the Contract Value of any other receivables with the same or an affiliated obligor) does not exceed 1% of the aggregate Contract Value of all the receivables;

    (5) [after giving effect to each purchase of additional receivables,] the weighted average original term of the receivables in the trust will not be greater than ___ months; and

    (6) [after giving effect to each purchase of additional receivables,] not more than _____% of the principal balances of the receivables in the trust will represent contracts for the financing of construction equipment and not more than 5% of the principal balances of the receivables in the trust will represent contracts for the financing of all-terrain vehicles, snowmobiles or marine vessels collectively.

    [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

    Each [initial] receivable is a precomputed receivable. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes. No dealer loans will be included in the trust.

    [The initial receivables will represent approximately _____% of the sum of initial outstanding principal amount of the notes and the certificate balance. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the all of the receivables in the trust, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Contract Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the trust, after the addition of the additional receivables.]

    The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Contract Value and geographic distribution, in each case of the initial receivables as of _______________________, are as set forth in the following tables. For purposes of the data in the following tables, the "Statistical Contract

Value" for each receivable has been calculated as either the sum of the present value of the scheduled and unpaid payments on the receivable, discounted monthly at an annual rate equal to its annual percentage rate (instead of the weighted average annual percentage rate of the initial receivable) plus any amount of past due payments or (b) the current balance of the receivable on the servicer's records, depending upon the type of receivable. Totals may not add to 100% due to rounding.

                       Composition of the Receivables
                       as of the Initial Cutoff Date

            Aggregate                    Weighted      Weighted       Average
            Contract         Number       Average       Average     Statistical
            Statistical        of        Remaining     Original       Contract
APR         Value          Receivables     Term          Term           Value
---         -----------    -----------   ---------     --------     -----------

_____%      $__________                     months        months    $__________




          Distribution by Receivable Type of the Receivables Pool
                       as of the Initial Cutoff Date


                                                                   Percent of
                                                Aggregate           Aggregate
                               Number of       Statistical         Statistical
Receivable Type               Receivables     Contract Value     Contract Value
---------------               -----------     ---------------    --------------

Retail Installment
  Contracts..................                 $                              %
Leases.......................                                                %


                              -------------   ----------------    -------------
Total........................                 $                        100.00%
                              =============   ================    =============

         Distribution by Annual Percentage Rate of the Receivables
                       as of the Initial Cutoff Date

                                                                     Percent of
                                                   Aggregate         Aggregate
                                                  Statistical       Statistical
                                  Number of        Contract          Contract
APR Range                        Receivables         Value             Value
---------                        -----------      -----------       -----------
3.000% to 3.999%..............                    $                          %
4.000% to 4.999%..............
5.000% to 5.999%..............
6.000% to 6.999%..............
7.000% to 7.999%..............
8.000% to 8.999%..............
9.000% to 9.999%..............
10.000% to 10.999%............
11.000% to 11.999%............
12.000% to 12.999%............
13.000% to 13.999%............
14.000% to 14.999%............
15.000% to 15.999%............
16.000% to 16.999%............
17.000% to 17.999%............
18.000% to 18.999%............
20.000% to 20.999%............

                               -----------       -----------        -----------
Total.........................                    $                     100.00%
                               ===========       ===========        ===========




             Distribution by Equipment Type of the Receivables
                       as of the Initial Cutoff Date

                                                                    Percent of
                                                 Aggregate          Aggregate
                               Number of        Statistical        Statistical
Type                          Receivables      Contract Value    Contract Value
----                          -----------      --------------    --------------

Agricultural
   New.......................                    $                           %
   Used......................
Construction
   New.......................
   Used......................
Forestry
   New
   Used......................


                              ------------       ------------      ------------
Total........................                    $                     100.00%

            Distribution by Payment Frequency of the Receivables
                       as of the Initial Cutoff Date

                                                                   Percent of
                                                Aggregate           Aggregate
                               Number of       Statistical         Statistical
Frequency                     Receivables     Contract Value     Contract Value
---------                     ------------    ---------------    --------------
Annual(1)....................                $                               %
Semiannual...................
Quarterly....................
Monthly......................
                             ----------------   ---------------    ------------
      Total..................                    $                     100.00%
                             ================   ===============    ============

-----------

(1)      Approximately _____%, _____%, _____%, _____%, _____%, _____%,
         _____%, _____%, _____%, _____%, _____% and _____%, of the annual receivables have scheduled payments within the collection periods relating to the payment dates in January, February, March, April, May, June, July, August, September, October, November and December, respectively.




         Distribution by Current Contract Value of the Receivables
                       as of the Initial Cutoff Date

                                                                   Percent of
                                                 Aggregate          Aggregate
                                  Number of      Statistical       Statistical
Value Range                      Receivables    Contract Value   Contract Value
-----------                      -----------    --------------   --------------

Up to $4,999.99................                   $                          %
5,000.00 to 9,999.99...........
10,000.00 to 14,999.99.........
15,000.00 to 19,999.99.........
20,000.00 to 24,999.99.........
25,000.00 to 29,999.99.........
30,000.00 to 34,999.99.........
35,000.00 to 39,999.99.........
40,000.00 to 44,999.99.........
45,000.00 to 49,999.99.........
50,000.00 to 54,999.99.........
55,000.00 to 59,999.99.........
60,000.00 to 64,999.99.........
65,000.00 to 69,999.99.........
70,000.00 to 74,999.99.........
75,000.00 to 99,999.99.........
100,000.00 to 199,999.99.......
200,000.00 to 299,999.99.......
300,000.00 and over............
                                 -------------     ------------    ------------
      Total                                        $                   100.00%
                                 =============     ============    ============

                 Geographic Distribution of the Receivables
                       as of the Initial Cutoff Date


                                                                  Percent of
                                                           Aggregate Statistical
State(1)                                                        Contract Value
--------                                                   ---------------------

Alabama....................................................                  %
Alaska.....................................................
Arizona....................................................
Arkansas...................................................
California.................................................
Colorado...................................................
Connecticut................................................
Delaware...................................................
Florida....................................................
Georgia....................................................
Hawaii.....................................................
Idaho......................................................
Illinois...................................................
Indiana....................................................
Iowa.......................................................
Kansas.....................................................
Kentucky...................................................
Louisiana..................................................
Maine......................................................
Maryland...................................................
Massachusetts..............................................
Michigan...................................................
Minnesota..................................................
Mississippi................................................
Missouri...................................................
Montana....................................................
Nebraska...................................................
Nevada.....................................................
New Hampshire..............................................
New Jersey.................................................
New Mexico.................................................
New York...................................................
North Carolina.............................................
North Dakota...............................................
Ohio.......................................................
Oklahoma...................................................
Oregon.....................................................
Pennsylvania...............................................
Rhode Island...............................................
South Carolina.............................................
South Dakota...............................................
Tennessee..................................................
Texas......................................................
Utah.......................................................
Vermont....................................................
Virginia...................................................
Washington.................................................
West Virginia..............................................
Wisconsin..................................................
Wyoming....................................................
                                                              ---------------
      Total................................................            100.00%

-----------

(1)      Based upon billing addresses of the obligors.

Delinquencies, Repossessions, and Net Losses

         Set forth below is certain information concerning Case Credit's experience pertaining to the entire portfolio of United States retail agricultural, construction, and other equipment receivables that it services, including receivables previously sold to trusts under prior asset-backed securitizations. Since 1994, delinquencies, repossessions and net losses on construction contracts have been generally stable, at levels that reflect a strong economy. Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers' income. There can be no assurance that the delinquency, repossession and net loss experience on the receivables of the trust will be comparable to that set forth below.

                                                             Delinquency Experience(1)


                                                                  At December 31,
                                1998                1997               1996                1995                1994
                          Number              Number   Amount    Number    Amount    Number    Amount    Number
                            of                  of                 of                  of                  of
                        Contracts   Amount   Contracts         Contracts           Contracts           Contracts   Amount
                        ---------   ------   ---------         ---------           ---------           ---------   ------
                                                               (Dollars in Millions)

Portfolio..............    153,959  $4,150.3  145,101  $3,623.3   135,211  $3,262.4   135,722  $3,093.1   128,891  $2,641.0
Period of Delinquency 31-60
   days................      3,100     104.1    2,649      74.2     2,031      45.9     1,927      33.5     1,457      18.4
   60 Days or More.....      3,251     133.0    2,502      65.3     1,778      36.3     1,509      18.5       855       9.4
                          --------  --------  -------  --------   -------  --------   -------   -------    ------  --------
Total Delinquencies....      6,351    $237.1    5,151    $139.5     3,809     $82.2     3,436     $52.0     2,312     $27.8
Total Delinquencies as a
   Percent of the Portfolio   4.1%      5.7%     3.6%      3.9%      2.8%      2.5%      2.5%      1.7%      1.8%      1.0%

---------------------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each retail installment sale contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on equipment other than agricultural and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that Case Credit continues to service. Case Credit treats a receivable as delinquent when it is one day past due.

                                                   Credit Loss/Repossession Experience(1)


                                                                            Year Ended December 31,
                                                                            -----------------------
                                                                 1998         1997         1996        1995         1994
                                                                             (Dollars in Millions)

Average Gross Portfolio Outstanding During the Period...          $3,886.8     $3,442.9     $3,155.5    $2,857.7     $2,511.2
Repossessions as a Percent of Average Gross Portfolio Outstanding    1.22%       1.20%        1.07%       1.14%        1.33%
Net Losses as a Percent of Liquidations(2)(3)(4)........             0.53%       0.34%        0.15%       0.22%        0.36%
Net Losses as a Percent of Average Gross Portfolio Outstanding      (0.29%       0.20%        0.08%       0.11%        0.19%


-----------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each retail installment sale contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on equipment other than agricultural, construction and forestry equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that Case Credit continues to service.

(2) A portion of the contracts provide for recourse to dealers. Approximately 16%, 25%, 25%, 22% and 22% of the aggregate amounts scheduled to be paid on the contracts acquired during the years ended December 31, 1998, 1997, 1996, 1995 and 1994, respectively, provide for recourse to dealers (excluding some contracts which provide for partial recourse to dealers through the dealers' reserve accounts). In the event of defaults by the obligor under any such contract, the contract is required to be repurchased by the dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are incurred by the dealer.

(3) Net losses are equal to the aggregate of the principal balances of all contracts (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from repossession expenses and excluding any recoveries from dealers' reserve accounts.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

         Case Credit had recourse to dealers on a portion of the contracts. This fact was taken into consideration in determining the principal balance of the certificates and the required spread account balance. In the event of a dealer's bankruptcy, a bankruptcy trustee, a creditor or the dealer as debtor in possession might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected receivables.

         As used above, losses are defined as those receivables that are over 120 days past due that Case Credit has determined to charge-off. It is the policy of Case Credit to treat each receivable that is over 120 days past due as nonperforming and to review each of these receivable on a case-by-case basis to determine the amount and need for charge-off. For purposes of the trust, however, losses are recognized when a receivable is liquidated by the servicer through the sale of or other disposition of the related equipment, if any, or when the servicer, has, after using all reasonable efforts to realize upon the related equipment determined to charge-off the receivable without realizing upon the related equipment.

             Weighted Average Life of the [Notes] [Securities]

         As the rate of payment of principal of the [notes] [securities] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each class of [notes] [securities] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest principal payments on your [notes] [securities] at yields at least equal to the yield on your [notes] [securities].

         Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages S-___, S-___ and S-___, have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR, with no repurchases, (b) each scheduled payment on the receivables is made on the last day of each collection period, (c) distributions are made on each payment date in respect of the notes in accordance with the description set forth under "Description of the Transfer and Servicing Agreements-Distributions," (d) the balance in the spread account on any day is equal to the required spread account balance, (e) the balance in the yield supplement account on any day is equal to the required yield supplement account Balance, (f) the closing date occurs on ________ ___, _____ and (g) the servicer exercises its option to purchase the receivables on the earliest permitted payment date. The table indicates the projected weighted average life of each class of [notes] [securities] and sets forth the percent of the initial principal balance of each class of [notes] [securities] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

         The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:


                                                  Aggregate          Weighted
Pool                                           Contract Value      Average APR

1 ...........................................              $               %
2 ...........................................
3 ...........................................
4 ...........................................              $               %
                                                =============      ============


         Hypothetical pool 1 has the same Contract Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Contract Value equal in the aggregate to the amount deposited in the trust's pre- funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

         The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-___, S-___ and S-___. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Contract Value of additional receivables may be less than the amount deposited in the trust's pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [securities].

 Percent of Initial Principal Amount of the Notes at Various CPR Percentages



Payment Date              0%   13%  15%  17%  19%   0%  13%  15%  17%  19%
------------              --   ---  ---  ---  ---  ---  ---  ---  ---  ---
                                A-1 Notes                A-2 Notes
                                ---------                ---------

Closing Date............. 100  100  100  100  100  100  100  100  100  100
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
Weighted Average
Life (years)(1)..........


-----------

(1) The weighted average life of an A-1 Note or A-2 Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

         This table has been prepared based on the assumptions described on pages S-___ and S-___ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 Percent of Initial Principal Amount of the Notes at Various CPR Percentages


Payment Date                 0%   13%  15%  17%   19%  0%  13%   15%  17%   19%
-----------                ---   ---  ---  ---   ---   --  ---   ---  ---   ---
                                  A-3 Notes                 A-4 Notes

Closing Date.............   100   100  100  100   100  100  100  100  100   100
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
----------, -----........
Weighted Average
Life (years)(1)..........


-----------

(1) The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable security by the number of years from the date of issuance of the security to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the security.

         This table has been prepared based on the assumptions described on pages S-___ and S-___ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Payment Date                                0%      13%     15%     17%     19%
------------                                --      ---     ---     ---     ---
                                                  [B Notes] [Certificates]

Closing Date.............................   100     100     100     100     100
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
---------, -----.........................
Weighted Average Life (years)(1).........


-----------

(1) The weighted average life of a [Class B Note] [certificates] is determined by: (a) multiplying the amount of each principal payment on the applicable security by the number of years from the date of issuance of the security to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the security.

         This table has been prepared based on the assumptions described on pages S-___ and S-___ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                          Description of the Notes

General

         The following summarizes the material terms of the notes offered hereby and the Indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the Indenture. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

         Interest on the principal balance of the notes will accrue at the applicable interest rate and will be payable monthly on each payment date, commencing _________ ___, _____,] except that interest on the A-1 Notes will also be paid on _________ ___, _____ if any A-1 Notes remain outstanding after the _________ _____ payment date]. Interest on the A-1 Notes and A-2 Notes will be calculated on the basis of the actual number of days in the applicable interest period and a 360-day year. Interest on the other notes will be calculated on the basis of a 360-day year of twelve 30-day months.

         If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

         Interest on the [Class B Notes][certificates] will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

         Principal will be paid on the notes on each payment date in an amount generally equal to the Principal Distribution Amount. For any payment date, the "Principal Distribution Amount" will be an amount (not less than zero) equal to (i) [the sum of] the Contract Value of all receivables [and the Pre-Funded Amount] as of the beginning of the immediately preceding collection period less (ii) [the sum of] the Contract Value of all receivables [and the Pre-Funded Amount] as of the beginning of the current collection period. On each payment date, the principal payments will be allocated among the various classes of Notes as described below.

         The principal of the Class A Notes will be payable on each payment date[, except that principal on the A-1 Notes will also be paid on __________ if any A-1 Notes remain outstanding after the ______ ____ payment date]. Principal payments will be made to the extent of funds available therefor, in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount to the holders of the various classes of Class A Notes, sequentially, so that no principal will be paid on any Class of Class A Notes until each Class of Class A Notes with a lower numerical designation has been paid in full. For instance, no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full). [The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class B Noteholders' Monthly Principal Distributable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.]

         After an event of default and acceleration of the notes (and, if any Notes remain outstanding, on and after the final scheduled maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full [and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.]

         The final principal payment with respect to each class of notes is due not later than the payment date in the month specified for each class below:

Class                                                        Final Maturity Date
-----                                                        -------------------

A-1  ....................................................... ______ ___, ____
A-2  ....................................................... ______ _____
A-3  ....................................................... ______ _____
A-4  ....................................................... ______ _____
[B    ...................................................... ______ _____]


         Upon any prepayment in full of a receivable, the Contract Value of that receivable will be reduced to zero. This results in an increment to the Principal Distribution Amount for the related payment date equal to the full Contract Value of the prepaid receivable. However, in circumstances where the Contract Value of the prepaid receivable exceeded its outstanding principal balance, the principal collected through the prepayment will be less than the resulting increment to the Principal Distribution Amount by an amount roughly equal to the excess of the receivable's Contract Value over its outstanding principal balance immediately prior to the prepayment. This will generally happen when the annual percentage rate of the prepaid receivable was greater than the annual percentage rate used to calculate its Contract Value. See "The Receivables Pool."

         [To the extent necessary to maintain the initial credit ratings on the notes, funds will be deposited in the trust's yield supplement account each time the trust buys any additional receivables during the pre-funding period. Any such funds are intended to cover shortfalls that could result from prepayments of this type. Upon a prepayment of such a receivable, an amount equal to the excess of its Contract Value over its outstanding principal balance immediately prior to the prepayment will be withdrawn from the yield supplement account and included in the funds distributed on that payment date to the extent that there are funds available in the yield supplement account and there would otherwise be a shortfall. However, no funds may be required to be deposited into the yield supplement account, and in any event any required deposit is expected to be less than the maximum aggregate shortfall that might result if all receivables of this type prepaid. Therefore, if a significant number of those receivables prepay, there may be insufficient funds available in the yield supplement account to cover the resulting shortfall.]

         As used herein, with respect to any payment date:

         "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any payment date until the payment date on which the outstanding amount of the Class A Notes has been reduced to zero, the Principal Distributable Amount minus [the Class B Noteholders' Monthly Principal Distributable Amount][the Certificateholders' Principal Distributable Amount].

         ["Class B Noteholders' Adjusted Principal Distributable Amount" means, with respect to each payment date, an amount equal to the excess, if any, of: (a) the outstanding amount of the Class B Notes on the related record date minus any Class B Noteholders' Principal Carryover Shortfall over (b) the Initial Class B Percentage of the sum of the outstanding Pool Balance and the amount on deposit in the trust's pre-funding account (the "Pre-Funded Amount") as of the beginning of the current collection period; provided, however, that if on the related Record Date any principal of the A-1 Notes remains outstanding, then the Class B Noteholders' Adjusted Principal Distributable Amount for such payment date shall not exceed an amount equal to the aggregate unscheduled principal payments on the receivables received during the related collection period. Notwithstanding the above, on and after the payment date on which the Class A Notes are reduced to zero, the Class B Noteholders' Adjusted Principal Distributable Amount shall be the Principal Distributable Amount less the amount necessary to reduce the Class A Notes to zero.]

         ["Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to any payment date, the sum of (a) the Class B Noteholders' Adjusted Principal Distributable Amount for that payment date and (b) without duplication of any amounts included in (a), the Class B Noteholders' Principal Carryover Shortfall for that payment date; provided, however, that the sum of clauses (a) and (b) shall not exceed the outstanding amount of the Class B Notes, and, on the final maturity date for the Class B Notes, the Class B Noteholders' Monthly Principal Distributable Amount will include the amount, to the extent of available funds, necessary to reduce the outstanding amount of the Class B Notes to zero.]

        ["Class B Noteholders' Principal Carryover Shortfall" means, with respect to any payment date, the excess of the Class B Noteholders' Monthly Principal Distributable Amount for the preceding payment date over the amount that was actually deposited in the note distribution account in respect of principal of the Class B Notes on that preceding payment date.]

        ["Initial Class B Percentage" means _____%.]

         "Pool Balance" at any time equals the sum of the aggregate Contract Values of the receivables at the beginning of a collection period, after giving effect to all payments received from obligors and Purchase Amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding collection period and all losses realized on receivables liquidated during that preceding collection period.

         "Principal Carryover Shortfall" means, with respect to each payment date, the excess of the Principal Distributable Amount for the preceding payment date over the amount that was actually deposited in the note distribution account in respect of principal of the notes on that preceding payment date.

         "Principal Distributable Amount" means, with respect to each payment date, the sum of (a) the Principal Distribution Amount plus (b) the Principal Carryover Shortfall.

Collection Periods and Cutoff Dates

         A number of important calculations relating to the receivables will be made by reference to "cutoff dates" and "collection periods." For instance, the Contract Value of the initial receivables and each set of additional receivables that we sell to the trust will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

         Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during a related collection period. Each collection period will be about one month long and will begin and end as follows. The initial collection period will begin on the initial cutoff date and end on the sixth day of the first calendar month following the one in which the closing date falls. Subsequent collections periods will run from the sixth day of one calendar month to the sixth day of the next calendar month.

Record Dates

         Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of _______ will apply for the special _______ payment date relating to the A-1 Notes.]

[Mandatory Redemption

         On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any the purchase on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount.]

Optional Redemption

         Any notes that remain outstanding on any payment date on which the servicer exercises its clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the sum of
(i) the Pool Balance as of the initial cutoff date plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

         The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

         Harris Trust and Savings Bank is the indenture trustee under the Indenture. Harris Trust and Savings Bank is an Illinois banking corporation, and its corporate trust offices are located at 311 West Monroe Street, Chicago, Illinois. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Case Credit and its affiliates.

         [Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. The Indenture will provide for a successor trustee to be appointed for one or both Classes of Notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A Noteholders and Class B Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for that class of Notes and the successor's acceptance of that appointment.]

                      Description of the Certificates

         [On the closing date, the trust will issue $_________ asset-backed certificates pursuant to the Trust Agreement. We will initially purchase the entire principal amount of the certificates.

         Distributions of interest and principal on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described herein. Funds on deposit in the spread account and the yield supplement account will not be available to cover scheduled payments with respect to the certificates.]

         The following summarizes the material terms of the certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the Trust Agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the prospectus.

Distributions of Interest Income

         The certificates will bear interest at the rate of ___% per annum,[ except that during the pre-funding period no interest will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance.]

         On each payment date, certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue at the ____% on the certificate balance as of the last day of the preceding collection period. Interest distributable on a payment date will accrue from and including the closing date or from the most recent payment date on which interest distributions have been made to but excluding such payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to ____% (to the extent lawful). Interest on the certificates will not be paid on any payment date until interest and principal on the notes have been paid in full.

Distributions of Principal

         Principal on the certificates will be payable on each payment date after principal on all of the notes has been paid in full in an amount generally equal to the Certificateholders' Principal Distributable Amount for such payment date (to the extent of funds available) until paid in full. As use herein, "Certificateholders' Principal Distributable Amount" means, on any payment date, the remainder, if any, of the Principal Distributable Amount for that payment date after subtracting the Class Principal Distributable Amount for each class of notes; provided that (a) in no event shall the Certificateholders' Principal Distributable Amount exceed the outstanding principal amount of certificates, and (b) on the final scheduled maturity date, the Certificateholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the note distribution account and the certificate distribution account on such payment date and allocable to principal) to reduce the outstanding principal amount of certificates to zero.

[Mandatory Repurchase

         On the payment date on or immediately following the lst day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any the purchase on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount.]

Optional Repurchase

         Any certificates that remain outstanding on any payment date on which the servicer exercises its clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of
(i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates]. The repurchase price for the certificates in connection with any optional redemption will equal the unpaid principal balance of those certificates, plus accrued and unpaid interest thereon.

Registration of Certificates

         The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are in participant in those systems.

                Description of the Transaction Agreements

         We summarize below some material terms of the agreements under which we will buy receivables, directly or indirectly, from Case Credit and sell them to the trust, and under which Case Credit will agree to service the trust's receivables and administer the trust. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

         In addition to the receivables, we expect to sell the trust additional receivables having an aggregate Contract Value of approximately $__________, which equals the amount we will deposit in the trust's pre-funding account. We expect to sell additional receivables to the trust monthly on dates specified by us during the pre-funding period. The pre-funding will begin on the closing date and end on the earliest of: (a) the day on which the amount on deposit in the trust's pre-funding account is reduced to less than $100,000, (b) the date on which an Event of Default or a servicer Default occurs, (c) the date on which an insolvency event occurs with respect to us or the servicer and (d) the close of business on the _________ _____ payment date.


         Upon any sale of additional receivables to the trust:

                   (1) the Pool Balance will increase in an amount equal to the aggregate Contract Value of the additional receivables;

                   (2) an amount equal to _____% of the aggregate Contract Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

                   (3) if any deposit into the yield supplement account will be withdrawn from the pre-funding account and deposited in the yield supplement account is required, the necessary funds will be withdrawn from the pre- funding account and deposited in the yield supplement account; and

                   (4) an amount equal to the excess of the aggregate Contract Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

Servicing Compensation and Payment of Expenses

         The servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the Pool Balance as of the first day of each collection period. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under "Distributions" below.

Distributions

         On each payment date, the servicer will cause payments on the notes and other trust liabilities to be made from the following sources:

         o the aggregate collections on the receivables for the related collection period, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any collection period after the collection period in which it became a liquidated receivable will be included in the funds available for distribution;

        [o collections received after the end of the preceding calendar month on any additional receivables added to the trust after the end of that month and on or prior to that payment date;]

         o any amounts withdrawn from [the negative carry account or] the yield supplement account for that payment date;

         o earnings from investment of funds held in the trust's bank accounts; and

         o the aggregate purchase prices for any receivables repurchased by us or the servicer.

         The aggregate funds available from these sources will be applied in the following order of priority:

         (1) to pay the trust's administrator, all accrued and unpaid administration fees;

         (2) to pay interest in the Class Interest Amount on each Class of Class A Notes;

         (3) [to pay interest in the Class Interest Amount on the Class B Notes;][to pay interest in the Certificateholders' Interest Distributable Amount on the certificates];

         (4) to pay principal on the notes as follows:

                        o first, the Class Principal Distributable Amount for each class of Class A Notes and

                       [o second, the Class B Noteholders' Monthly Principal Distributable Amount;]

        [(4)(5)] to pay principal on the certificates in the Certificateholders' Principal Distributable Amount;]

        [(5)(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

        [(6)(7)] to pay accrued and unpaid interest on the certificates;

        [(7) after the notes have been repaid in full, to pay principal on the certificates]; and

         (8) to pay the servicer its accrued and unpaid servicing fee; provided that if Case Credit or an affiliate of Case Credit is not the servicer, the amounts described in this clause (8) will be paid prior to any other application of funds on deposit in the collection account.

         Any remaining funds will be paid to us.

         After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A Noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full [and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full].

        ["Certificateholders' Interest Distributable Amount" means, with respect to any payment date (the "current payment date"), an amount equal to the sum of (i) the aggregate amount of interest accrued on the certificates from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date (based on a 360-day year of twelve 30-day months) plus (ii) the Certificateholers' Interest Carryover Shortfall for the current payment date.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any payment date (the "current payment date"), the excess of the Certificateholders' Interest Distributable Amount for the preceding payment date over the amount in respect of interest on the certificates that was actually deposited in the certificate distribution account on such preceding payment date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to ___% from such preceding payment date to but excluding the current payment date.]

         "Class Interest Amount" means, with respect to any payment date (the "current payment date") and any class of notes, an amount equal to the sum of (i) the aggregate amount of interest accrued on that class of notes at the applicable interest rate from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date plus (ii) the Class Interest Shortfall for that class of notes and the current payment date.

         "Class Interest Shortfall" means, with respect to any payment date (the "current payment date") and any class of notes, the excess of the Class Interest Amount for the preceding payment date over the amount in respect of interest on that class of notes that was actually deposited in the note distribution account on that preceding payment date, plus interest on that excess, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that preceding payment date to but excluding the current payment date.

         "Class Principal Distributable Amount" means, with respect to any Class of Class A Notes on a payment date, the remainder, if any, of the Class A Noteholders' Monthly Principal Distributable Amount for that payment date after subtracting the Class Principal Distributable Amount for each Class of Class A Notes having priority of payment over that Class of Class A Notes; provided that (a) in no event shall the Class Principal Distributable Amount for any Class exceed the outstanding principal amount of that Class, and (b) on the final maturity date for each class, the Class Principal Distributable Amount for that class will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of that class to zero. For purposes of the foregoing, the various Classes of Class A Notes shall have the following priority (beginning with the highest priority and descending to the lowest): the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes.

[Negative Carry Account

         The servicer will establish and maintain the negative carry account as a trust account in the name of the indenture trustee for the benefit of the noteholders. On the closing date, we will make an initial deposit of $________ into the negative carry account. The amount of that initial deposit is determined by applying the following "Maximum Negative Carry Amount" calculation as of the closing date:

         "Maximum Negative Carry Amount" equals the product of:

                  (a) the weighted average of the interest rate on each Class of the notes minus _____%; multiplied by

                  (b) the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the notes and the denominator of which is the aggregate outstanding principal balance of the notes and the certificates; multiplied by

                  (c) the amount on deposit in the pre-funding account; multiplied by

                  (d) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

         On each payment date, the servicer will instruct the indenture trustee to withdraw from the negative carry account and deposit into the collection account and include in the funds available for distribution on that payment date an amount equal to the excess, if any, of

                  (1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre- Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

                  (2) investment earnings on the pre-funding account for the related period.

The "Pre-Funded Percentage" for each collection period is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that collection period.

         If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to us. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to us.]

Spread Account

         The servicer will establish and maintain the spread account as a trust account in the name of the indenture trustee for the benefit of the noteholders. On the closing date, we will make an initial deposit into the spread account of $________, which equals __% of the aggregate Contract Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the trust, cash or eligible investments having a value approximately equal to _____% of the aggregate Contract Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise distributable to us in connection with the sale of additional receivables and deposited in the spread account. Finally, on each payment date, the servicers will transfer additional amounts into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

         "Specified Spread Account Balance" means, with respect to any payment date, the lesser of (a) _____% of the Initial Pool Balance and (b) the Note Balance. We may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

        "Initial Pool Balance" means [the sum of (i)] the sum of (i) the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates.]

         If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be distributed to us. However, if, after giving effect to all payments made on the notes on that payment date, the sum of the Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the collection period in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificates, that excess amount will not be distributed to us and will be retained in the spread account.

         After we receive any amounts duly released from the spread account, the noteholders will not have any or claims to those amounts.

         On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover shortfalls in the Noteholders' Distributable Amount in the same order of priority applicable to distributions from the collection account. For this purpose, the "Noteholders' Distributable Amount" for any payment date means the sum of the Class Interest Amount for each class of notes, the Class Principal Distributable Amount for each Class of Class A Notes [and the Class B Noteholders' Monthly Principal Distributable Amount for that payment date]. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.

Yield Supplement Account

         The servicer will establish and maintain in the name of the indenture trustee a yield supplement account for the benefit of the [noteholders][securityholders]. However, no deposit is required to be made into the yield supplement account on or before the closing date. After the closing date, deposits will only be required to be made into the yield supplement account on addition cutoff dates and then only if the Required Yield Supplement Account Balance determined for the subject addition cutoff date is greater than zero. [On each addition cutoff date, cash or eligible investments having a value equal to any positive Required Yield Supplement Account Balance for that addition cutoff date (minus any amount then on deposit in the yield supplement account) will be withdrawn from the pre-funding account and deposited in the yield supplement account.]

         Prior to each payment date, the servicer will calculate an amount (the "Available Yield Supplement Amount") equal to the Maximum Yield Supplement Amount for all receivables that were liquidated or prepaid during the related collection period, as calculated for each receivable immediately prior to that liquidation or prepayment. On each payment date, funds on deposit in the yield supplement account in an amount up to the Available Yield Supplement Amount will be made available to cover any shortfalls in distributions to Noteholders before any withdrawal is made from the spread account.

         Funds on deposit in the yield supplement account may be withdrawn and paid to us on any day if each of the rating agencies for the notes has confirmed that such action will not result in a withdrawal or downgrade of its rating of any class of [Notes][securities].

         "Required Yield Supplement Account Balance" means, for any addition cutoff date, the excess, if any, of (a) the sum of the Maximum Yield Supplement Amounts for each receivable as of the end of the prior collection period [(or the applicable addition cutoff date for additional receivables being transferred on that addition cutoff date)], over (b) the Expected Excess Spread.

         "Maximum Yield Supplement Amount" for each receivable is equal to the difference (if positive) between (A) the present value on the scheduled and unpaid payments of the receivable discounted monthly at an annual rate equal to the annual percentage rate of the [initial] receivables as of the [initial] cutoff date [or the annual percentage rate of the additional receivables as of their addition cutoff date, as applicable,] minus (B) the present value of the scheduled and unpaid payments on the receivable discounted monthly at an annual rate equal to its individual annual percentage rate.

         "Expected Excess Spread" means, for any addition cutoff date, an amount determined by the servicer to represent excess cash flows from the receivables that can reasonably be expected to be available to cover Maximum Yield Supplement Amounts, provided that each of the rating agencies for the notes has confirmed that use of such amount determined by the servicer in calculating the Required Yield Supplement Account Balance for the addition cutoff date will not result in a withdrawal or downgrade of its rating of any class of [Notes][securities].

                              Legal Investment

         The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                            ERISA Considerations

The Notes

         We have been advised that, although there is little guidance on the subject, the notes should not be treated as "equity interests" in the trust under the Plan Asset Regulation. As a result, the notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended.

         However, whether or not the notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" if the trust, the servicer or the trustee is or becomes a "party in interest" or a "disqualified person" with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding certain transactions determined by in-house asset managers. By its acquisition of a Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the note will not give rise to a nonexempt prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended.

         For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

                                Underwriting

Class A Notes

         Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:


                             A-1 Notes    A-2 Notes    A-3 Notes      A-4 Notes

[Underwriter]................ $_______     $_______     $_______       $_______
[Underwriter]................ $_______     $_______     $_______       $_______
[Underwriter]................ $_______     $_______     $_______       $_______
[Underwriter]................ $_______     $_______     $_______       $_______
[Underwriter]................ $_______     $_______     $_______       $_______
[Underwriter]................ $            $            $              $
                               =======      =======      =======        =======
                               $______     $_______     $_______       $_______

         The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of _____% per A-1 Note, _____% per A-2 Note, _____% per A-3 Note and _____% per A-4 Note. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of _____% per A-1 Note, _____% per A-2 Note, _____% per A-3 Note and _____% per A-4 Note to certain other dealers. After the initial public offering of the Class A Notes, the public offering prices and such concessions may be changed.

         In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Case Credit and its affiliates.

         [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

[Class B Notes] [Certificates]

         Subject to the terms and conditions set forth in an underwriting agreement relating to the [Class B Notes][certificates], we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of [Class B Notes] [certificates] set forth opposite its name below:


                                                    [Class B Notes]

[Underwriter].................................        $_________
[Underwriter].................................        $
                                                       =========
                                                      $
                                                       =========

        The underwriters of the [Class B Notes][certificates] have advised us that they propose initially to offer the [Class B Notes] [certificates] to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of _____% per [Class B Note] [certificates]. The underwriters of the [Class B Notes] [certificates] may allow and such dealers may reallow a concession not in excess of _____% per Class B Note to certain other dealers. After the initial public offering of the [Class B Notes] [certificates], the public offering prices and such concessions may be changed.

         In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Case Credit and its affiliates.

         [Lead Underwriter], on behalf of the underwriters of the [Class B Notes,] [certificates] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the [Class B Notes] [certificates] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the [Class B Notes] [certificates] to reclaim a selling concession from an underwriter of the [Class B Notes] [certificates] or a dealer when the [Class B Notes] [certificates] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the [Class B Notes] [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         We will receive proceeds of approximately $__________ from the sale of the Class A Notes (representing _____% of the principal amount of each Class A Note) after paying the underwriting discount of $__________ (representing _____% of the principal amount of each Class A Note). We will receive proceeds of approximately $__________ from the sale of the [Class B Notes] [certificates] (representing _____% of the principal amount of each [Class B Note][certificate]) after paying the underwriting discount of $__________ (representing _____% of the principal amount of each [Class B Note] [certificates]). Additional offering expenses are estimated to be $__________.

                               Legal Opinions

         Certain legal matters relating to the notes will be passed upon for the trust, us and the servicer by Mayer, Brown & Platt. Certain legal matters relating to the notes will be passed upon for the underwriters by Kirkland & Ellis. Certain federal income tax, Illinois state tax and other matters will be passed upon for the trust by Mayer, Brown & Platt.

                               Index of Terms


                                                                          Page
APR               ........................................................S-15
Available Yield Supplement Amount.........................................S-41
Case              ........................................................S-12
Case Industrial   ........................................................S-12
Certificateholders' Principal Distributable Amount........................S-38
Certificateholders' Interest Distributable Amount.........................S-42
Certificateholders' Interest Carryover Shortfall..........................S-42
Class A Noteholders' Monthly Principal Distributable Amount...............S-32
Class B Note Underwriting Agreement.......................................S-44
Class B Noteholders' Adjusted Principal Distributable Amount..............S-32
Class B Noteholders' Monthly Principal Distributable Amount...............S-32
Class B Noteholders' Principal Carryover Shortfall........................S-32
Class Interest Amount.....................................................S-38
Class Interest Shortfall..................................................S-38
Class Principal Distributable Amount......................................S-39
Company           ........................................................S-12
Contract Value    ..................................................S-15, S-17
CPR               ........................................................S-24
current payment date......................................................S-38
EITF              ........................................................S-12
ERISA             ........................................................S-42
Expected Excess Spread....................................................S-42
Initial Class B Percentage................................................S-32
Initial Pool Balance......................................................S-40
initial receivables.......................................................S-15
Liquidated Receivables....................................................S-16
Maximum Negative Carry Amount.............................................S-39
Maximum Yield Supplement Amount...........................................S-42
Noteholders' Distributable Amount.........................................S-41
Plan              ........................................................S-42
Pool Balance      ........................................................S-33
Pre-Funded Amount ........................................................S-32
Pre-Funded Percentage.....................................................S-40
Principal Carryover Shortfall.............................................S-33
Principal Distributable Amount............................................S-33
PTCE              ........................................................S-43
Required Yield Supplement Account Balance.................................S-42
Specified Spread Account Balance..........................................S-40
Statistical Contract Value................................................S-17



    You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering these securities in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until _________ ___, _____.

                                 PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses in connection with the offering of the Securities being registered herein are as follows:


SEC filing fee........................................  $                278.00
Legal fees and expenses...............................               175,000.00
Accounting fees and expenses..........................               210,000.00
Rating agency fees....................................               420,000.00
Trustee fees and expenses.............................                14,000.00
Indenture Trustee fees and expenses...................                 7,000.00
Blue Sky expenses.....................................                28,000.00
Printing and engraving................................               210,000.00
Miscellaneous.........................................                 5,722.00
                                                                       --------
                  Total...............................  $          1,070,000.00
                                                                   ============


Item 15.  Indemnification of Directors and Officers.

         The By-Laws of Case Corporation (the "Company") include the following provisions:

         Section 15.1. Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Subject to Section 14.3 hereof, the Company shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Company.

         Section 15.2. Prepayment of Expenses. The Company shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Section 15 or otherwise.

         Section 15.3. Claims. If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within ninety days after a written claim therefor by the indemnitee has been received by the Company, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 15.4. Nonexclusivity of Rights. The rights conferred on any person by this Section 14 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 15.5. Other Indemnification. The Company's obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         Section 15.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of Section 14 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         The Company has purchased insurance that purports to insure it against certain costs of indemnification that may be incurred by it pursuant to the foregoing By-Law provisions, and to insure the officers and directors of the Company, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

Item 16.  Exhibits.

         1(a)*      --Form of Underwriting Agreement for Notes
         1(b)*      --Form of Underwriting Agreement for Certificates
         3(a)*      --Certificate of Incorporation of Case Receivables II Inc.
         3(b)*      --By-Laws of Case Receivables II Inc.
         3(c)**     --Form of Certificate of Trust of Case Equipment Loan
                      Trusts (included as part of Exhibit 4(b))
         4(a)**     --Form of Indenture between the Trust and the Indenture
                      Trustee
         4(b)**     --Form of Trust Agreement between Case Receivables II Inc.
                      and the Trustee
         4(c)**     --Form of Class A-1 Note (included as part of Exhibit 4(a))
         4(d)**     --Form of Class A-2 Note (included as part of Exhibit 4(a))
         4(e)**     --Form of Class A-3 Note (included as part of Exhibit 4(a))
         4(f)**     --Form of Class B Note (included as part of Exhibit 4(a))
         4(g)**     --Form of Certificate (included as part of Exhibit 4(b))
         5          --Opinion of Mayer, Brown & Platt with respect to legality
         8****      --Opinion of Mayer, Brown & Platt with respect to Federal
                      income and Illinois tax matters
         10*        --Receivables Purchase Agreement dated as of August 1,
                      1994, between Case Credit Corporation and Case
                      Receivables II Inc.
         23(a)      --Consent of Mayer, Brown & Platt (included as part of
                      Exhibit 5)
         23(b)**    --Consent of Mayer, Brown & Platt (to be included as part
                      of Exhibit 8)
         24         --Power of Attorney (included on page II-4)
         25***      --Form T-1 Statement of Eligibility
         99(a)**    --Form of Sale and Servicing Agreement between Case
                      Receivables II Inc., the Trust and Case Credit Corporation
         99(b)**    --Form of Administration Agreement between the Trust, Case
                      Credit Corporation and the Indenture Trustee
         99(c)**    --Form of Purchase Agreement between Case Credit Corporation and Case Receivables II Inc.

--------------------
  *      Incorporated by reference to Registrants' Registration Statement
         No. 33-84922.
  ** Incorporated by reference to Registrants' Registration Statement No. 33-99298.
  *** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
  ****   To be filed by amendment.

Item 17.  Undertakings

       (a) As to Rule 415: The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) to reflect in the prospectus any facts or events
              arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

       (d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

       The undersigned registrant hereby undertakes to file an application for:

       The purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b) of the Act.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, Illinois, on the date of July 13, 1999.

                                  CASE RECEIVABLES II INC.




                                  By: /s/  Theodore R. French
                                     -------------------------------
                                           Theodore R. French
                                           Chairman of the Board



                                  By: /s/  Robert A. Wegner
                                     -------------------------------
                                           Robert A. Wegner
                                           Senior Vice President and Chief
                                             Financial Officer


       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Theodore R. French and Robert A. Wegner and, and either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                      Date
---------                                   -----                      ----

/s/  Andrew E. Graves              Principal Executive Officer    July 13, 1999
--------------------------------
   Andrew E. Graves


/s/  Robert A. Wegner              Principal Financial Officer    July 13, 1999
--------------------------------   and Principal Accounting
   Robert A. Wegner                Officer


/s/  Theodore R. French                   Director                July 13, 1999
--------------------------------
   Theodore R. French


/s/  Kenneth K. Chalmers                   Director               July 13, 1999
--------------------------------
    Kenneth K. Chalmers


/s/  Michael Fredrich                      Director               July 13, 1999
--------------------------------
    Michael Fredrich


/s/  Jean-Pierre Rosso                     Director               July 13, 1999
--------------------------------
    Jean-Pierre Rosso